UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240. 14a-12

SYMBOTIC INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

January 17, 2025

Dear Fellow Stockholders,

We are pleased to invite you to attend the 2025 Annual Meeting of Stockholders of Symbotic Inc. on Thursday, March 6, 2025, beginning at 10:00 a.m., Eastern Time (the "Annual Meeting"). The Annual Meeting will be conducted virtually via live webcast.

To participate in this year’s Annual Meeting , you must register beforehand by visiting www.proxydocs.com/SYM and completing the registration process by 5:00 p.m. Eastern Time on March 5, 2025, which we refer to as the Registration Deadline. After completion of your registration by the Registration Deadline, further instructions, including a unique link to access the Annual Meeting, will be emailed to you. You will not be able to attend the Annual Meeting physically. Once properly registered, you will be able to attend the Annual Meeting live via video webcast that will provide you with the ability to participate in the Annual Meeting, vote your shares and ask questions, subject to the Annual Meeting’s Rules of Conduct (which will be posted on www.proxydocs.com/SYM on the day of the Annual Meeting).

Details regarding how to attend the meeting online and the business to be conducted at the Annual Meeting are more fully described in the accompanying Notice of 2025 Annual Meeting of Stockholders and Proxy Statement. We will mail a notice containing instructions on how to access this proxy statement and our annual report on or about Friday, January 17, 2025, to all stockholders entitled to vote at the Annual Meeting. Stockholders who prefer a paper copy of the proxy materials may request one by following the instructions provided in the notice we will send.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote. You may vote by proxy over the Internet, by telephone, or by mail following instructions on the proxy card. Voting by proxy will ensure your representation at the Annual Meeting, regardless of whether you attend.

Sincerely,

Richard B. Cohen

Chairman, President and Chief Executive Officer

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS

Time	10:00 a.m., Eastern Time

Date	March 6, 2025

Place	Virtual. Details on how to participate are described in the Notice of Internet Availability of Proxy Materials ("Notice of Availability") or by visiting www.proxydocs.com/SYM.

Purposes	•

To elect seven directors nominated by the board of directors of Symbotic Inc., identified in the accompanying proxy statement, each to serve for a term of one year until the 2026 Annual Meeting of Stockholders, until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation, disqualification or removal;

	•	To approve an advisory vote on the frequency of a stockholder vote on our executive compensation;
	•	To approve an advisory vote on our executive compensation;
	•	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending September 27, 2025; and
	•	To transact any other business that may properly come before the meeting or any adjournment thereof.

Record Date	The board of directors has set January 6, 2025 as the record date for determining stockholders entitled to notice of, and to vote at, the meeting.

Virtual Meeting Admission

All stockholders as of the record date, or their duly appointed proxies, may attend the virtual meeting. You will be able to attend the Annual Meeting as well as vote and submit your questions during the live webcast of the meeting by visiting www.proxydocs.com/SYM and entering the control number included in our Notice of Availability being mailed to you separately.

Voting by Proxy

If you are a stockholder of record, please vote via the Internet, telephone or mail by following the instructions on the website indicated in the materials you received in the mail. If you are a beneficial owner of shares held in “street name” by your broker, bank or other nominee, you should have received a voting instruction form with these proxy materials from your broker, bank or other nominee rather than from us. The voting deadlines and availability of telephone and Internet voting for beneficial owners of shares will depend on the voting processes of the broker, bank or other nominee that holds your shares. Therefore, we urge you to carefully review and follow the voting instruction form and any other materials that you receive from that organization. If you hold your shares of our common stock in multiple accounts, you should vote your shares as described in each set of proxy materials you receive.

By order of the Board of Directors,

Richard B. Cohen Chairman, President and Chief Executive Officer

Wilmington, Massachusetts
January 17, 2025

We first made these proxy materials available to stockholders on or about January 17, 2025. A copy of our Annual Report on Form 10-K for the fiscal year ended September 28, 2024, as filed with the U.S. Securities and Exchange Commission (the “SEC”), except for exhibits, will be furnished without charge to any stockholder upon written request to Symbotic Inc., 200 Research Drive, Wilmington, Massachusetts 01887, Attention: Vice President, Investor Relations. This proxy statement and our Annual Report on Form 10-K for the fiscal year ended September 28, 2024 are also available on the SEC’s website at www.sec.gov.

TABLE OF CONTENTS

PROXY STATEMENT	1

GENERAL INFORMATION	2

PROPOSAL NO. 1 ELECTION OF DIRECTORS	6

PROPOSAL NO. 2 ADVISORY (NON-BINDING) VOTE ON FREQUENCY OF STOCKHOLDER VOTE ON EXECUTIVE COMPENSATION	12

PROPOSAL NO. 3 ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION	13

PROPOSAL NO. 4 RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING SEPTEMBER 27, 2025	14

CORPORATE GOVERNANCE	16

EXECUTIVE COMPENSATION	23

DIRECTOR COMPENSATION	44

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	46

PRINCIPAL STOCKHOLDERS	53

REPORT OF THE AUDIT COMMITTEE	56

HOUSEHOLDING	57

STOCKHOLDER PROPOSALS	58

OTHER MATTERS	59

i

SYMBOTIC INC.

200 Research Drive

Wilmington, Massachusetts 01887

PROXY STATEMENT

FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On Thursday, March 6, 2025

This proxy statement contains information about the 2025 Annual Meeting of Stockholders (the "Annual Meeting") of Symbotic Inc., which will be held on March 6, 2025 at 10:00 a.m. Eastern Time. The Annual Meeting will be held virtually via live webcast. You will be able to attend the Annual Meeting as well as vote and submit your questions during the live webcast of the meeting by visiting www.proxydocs.com/SYM and entering the control number included in our Notice of Availability, on your proxy card or in the instructions that accompanied your proxy materials.

On June 7, 2022, our predecessor company, Warehouse Technologies LLC (“Warehouse”), consummated a merger (the “Business Combination”) with SVF Investment Corp. 3 (“SVF 3”), a special-purpose acquisition company, pursuant to a Merger Agreement (the “Merger Agreement”), dated as of December 12, 2021, among SVF 3, Warehouse, Symbotic Holdings LLC (“Symbotic Holdings”) and Saturn Acquisition (DE) Corp., a wholly-owned subsidiary of SVF 3. At the closing of the Business Combination (the “Closing”), SVF 3 changed its name to Symbotic Inc. In this proxy statement, the terms “Symbotic,” “the Company,” “we,” “us,” and “our” refer to Symbotic Inc. as it currently exists following the Closing and to Warehouse as it existed prior to the Closing. The mailing address of our principal executive office is Symbotic Inc., 200 Research Drive, Wilmington, Massachusetts 01887.

All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the proxies will be voted in accordance with the recommendation of our board of directors with respect to each of the matters set forth in the accompanying Notice of Annual Meeting. You may revoke your proxy at any time before it is exercised at the meeting by giving our corporate secretary written notice to that effect.

We made this proxy statement and our Annual Report on Form 10-K for the fiscal year ended September 28, 2024 ("2024 Annual Report") available to stockholders on or about January 17, 2025.

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting to be Held on March 6, 2025:

This proxy statement and our 2024 Annual Report are

available for viewing, printing and downloading at www.proxydocs.com/SYM

A copy of our 2024 Annual Report, as filed with the SEC, except for exhibits, will be furnished without charge to any stockholder upon written request to Symbotic Inc., 200 Research Drive, Wilmington, MA 01887, Attention: Vice President, Investor Relations. This proxy statement and our 2024 Annual Report are also available on the SEC’s website at www.sec.gov.

SYMBOTIC INC.

PROXY STATEMENT

FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

When are this proxy statement and the accompanying materials scheduled to be sent to stockholders?

We have elected to provide access to our proxy materials to our stockholders via the Internet. Accordingly, on or about January 17, 2025, we will begin mailing the Notice of Availability. Our proxy materials, including the Notice of the 2025 Annual Meeting, this proxy statement and the accompanying proxy card or, for shares held in street name (i.e., held for your account by a broker, bank or other nominee), a voting instruction form, and the 2024 Annual Report , will be made available to stockholders on the Internet on or about the same date.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, for most stockholders, we are providing access to our proxy materials over the Internet rather than printing and mailing our proxy materials. We believe following this process will expedite the receipt of such materials and will help lower our costs and reduce the environmental impact of our proxy materials. Therefore, the Notice of Availability was mailed to holders of record and beneficial owners of our common stock starting on or about January 17, 2025. The Notice of Availability provides instructions as to how stockholders may access and review our proxy materials, including the Notice of the 2025 Annual Meeting, this proxy statement, the proxy card and our 2024 Annual Report, on the website referred to in the Notice of Availability or, alternatively, how to request that a printed copy of the proxy materials, including a proxy card, be sent to them by mail. The Notice of Availability also provides voting instructions. In addition, stockholders of record may request to receive the proxy materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings. Please note that, while our proxy materials are available at the website referenced in the Notice of Availability and our Notice of the 2025 Annual Meeting, and this proxy statement and our 2024 Annual Report are available on our website, no other information contained on either website is incorporated by reference in, or considered to be a part of, this proxy statement.

Who is soliciting my vote?

Our board of directors is soliciting your vote for the Annual Meeting.

When is the record date for the Annual Meeting?

The record date for determination of stockholders entitled to vote at the Annual Meeting has been set as January 6, 2025.

How many votes can be cast by all stockholders?

Stockholders who own shares of our common stock as of the record date, January 6, 2025, are entitled to vote at the Annual Meeting. As of the record date, Symbotic had approximately 106,662,107 shares of Class A common stock outstanding, 76,586,618 shares of Class V-1 common stock outstanding and 404,309,196 shares of Class V-3 common stock outstanding. Holders of shares of Class A common stock and Class V-1 common stock are entitled to one vote per share of Class A common stock or Class V-1 common stock, as the case may be. Holders of shares of Class V-3 common stock are entitled to three votes per share of Class V-3 common stock they beneficially own. All holders of Class A common stock, Class V-1 common stock and Class V-3 common stock will vote together as a single class except as otherwise required by applicable law. Cumulative voting is not permitted with respect to the election of directors, advisory vote on frequency of executive compensation, advisory vote on executive compensation or any other matter to be considered at the Annual Meeting.

How do I vote?

If you are a stockholder of record, there are several ways for you to vote your shares.

•
By Internet. You may vote at www.proxydocs.com/SYM, by following the instructions at that site for submitting your proxy electronically. You will be required to enter the control number provided in the Notice of Availability or the proxy card. Votes submitted through the Internet must be received by 10:00 a.m. Eastern Time, on March 6, 2025.
•
By Telephone. You may vote using a touch-tone telephone by calling 1-866-649-0293 24-hours a day, seven days a week. You will be required to provide the control number provided in the Notice of Availability or the proxy card. Votes submitted by telephone must be received by 10:00 a.m. Eastern Time, on March 6, 2025.
•
By Mail. If you requested and received a printed copy of the proxy materials, you may vote by mail by completing, signing and dating the enclosed proxy card and returning it in the enclosed prepaid envelope.
•
During the Annual Meeting. To vote during the live webcast of the Annual Meeting, visit www.proxydocs.com/SYM. You will be required to enter the control number provided in the Notice of Availability or the proxy card.

If the Annual Meeting is adjourned or postponed, the deadlines above may be extended.

If you are a beneficial owner of shares held in “street name” by your broker, bank or other nominee, you should have received a voting instruction form with these proxy materials from your broker, bank or other nominee rather than from us. The voting deadlines and availability of telephone and Internet voting for beneficial owners of shares will depend on the voting processes of the broker, bank or other nominee that holds your shares. Therefore, we urge you to carefully review and follow the voting instruction form and any other materials that you receive from that organization. If you hold your shares of our common stock in multiple accounts, you should vote your shares as described in each set of proxy materials you receive.

If you submit a proxy without giving voting instructions, your shares will be voted in the manner recommended by our board of directors on all matters presented in this proxy statement, and as the persons named as proxies in the proxy card may determine in their discretion with respect to any other matters properly presented at the Annual Meeting. You may also authorize another person or persons to act for you as proxy in a writing, signed by you or your authorized representative, specifying the details of those proxies’ authority. The original writing must be given to each of the named proxies, although it may be sent to them by electronic transmission if, from that transmission, it can be determined that the transmission was authorized by you.

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in your proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

How can I virtually attend the Annual Meeting?

To attend and participate in the virtual Annual Meeting, stockholders will need to access the live webcast of the meeting. To do so, stockholders of record will need to visit www.proxydocs.com/SYM and enter the control number provided in the Notice of Availability and beneficial owners of shares held in “street name” will need to follow the instructions provided in the voting instructions form by the broker, bank or other nominee that holds their shares.

The live webcast of the Annual Meeting will begin promptly at 10:00 a.m. Eastern Time on March 6, 2025. We encourage stockholders to login to this website and access the webcast 15 minutes before the Annual Meeting’s start time.

Additionally, questions regarding how to attend and participate via the Internet can be answered by following the assistance instructions included at www.proxydocs.com/SYM.

If you wish to submit a question during the Annual Meeting, follow the onscreen instructions. Our Annual Meeting will be governed by the Annual Meeting’s Rules of Conduct, which will be posted on www.proxydocs.com/SYM on the day of the Annual Meeting.

How do I revoke my proxy?

If you are a stockholder of record, you may revoke your proxy by: (1) following the instructions on the Notice of Availability and submitting a new vote by Internet, telephone or mail using the procedures described in the “How do I Vote?” section above before the applicable deadline; (2) attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not in and of itself revoke a proxy); or (3) by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with our corporate secretary. Any written notice of revocation or subsequent proxy card must be received by our corporate secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our corporate secretary or sent to our principal executive offices at Symbotic Inc., 200 Research Drive, Wilmington, MA 01887, Attention: Corporate Secretary.

If your shares are held in “street name” by a broker, bank, or other nominee, you must contact such broker, bank, or other nominee in order to find out how to change your vote.

How is a quorum reached?

Our bylaws provide that a majority of the voting power of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

Under the General Corporation Law of the State of Delaware, shares that are voted “abstain” or “withheld” and “broker non-votes” are counted as present for purposes of determining whether a quorum is present at the Annual Meeting. If a quorum is not present, the meeting may be adjourned until a quorum is obtained.

How is the vote counted?

Under our bylaws, any proposal other than an election of directors is decided by a majority of the votes properly cast for and against such proposal, except where a larger vote is required by law or by our certificate of incorporation, or by our bylaws. Abstentions and “broker non-votes” are not included in the tabulation of the voting results on any such proposal and, therefore, do not have an impact on such proposals. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item, and has not received instructions from the beneficial owner.

If your shares are held in “street name” by a broker, bank or other nominee, your broker, bank or other nominee is required to vote your shares according to your instructions. If you do not give instructions to your broker, bank or other nominee, the broker, bank or other nominee will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to “non-discretionary” items. Proposal Nos. 1, 2 and 3 are “non-discretionary” items. If you do not instruct your broker how to vote with respect to these proposals, your broker, bank or other nominee may not vote for these proposals, and those votes will be counted as “broker non-votes.” Proposal No. 4 is considered to be a discretionary item, and your broker, bank or other nominee will be able to vote on this proposal even if it does not receive instructions from you.

Assuming a quorum is present, directors will be elected by a majority votes cast by holders of shares present or represented by proxy and entitled to vote on the election of directors. For purposes of elections of directors, a majority of votes cast means the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election (with “abstentions” and “broker non-votes” (or other shares of the Company similarly not entitled to vote) not counted as a vote cast either “for” or “against” that director’s election), which we refer to as a “plurality” for this purpose (Proposal 1). The frequency of the advisory vote on executive compensation will be based on which option receives the most votes cast (Proposal 2). The affirmative vote of a majority of the votes cast upon the matter is required to constitute the shareholders’ approval with respect to the advisory vote on executive compensation (Proposal 3) and the ratification of the appointment of Grant Thornton LLP as our independent auditor for the year ending September 27, 2025 (Proposal 4).

Shares voting “withheld,” “abstain” or “broker non-votes” will have no effect on the election of directors, advisory vote on frequency of vote on executive compensation, or the advisory vote on executive compensation or the ratification of the appointment of our independent auditor.

Who pays the cost for soliciting proxies?

We are making this solicitation and will pay the entire cost of preparing and distributing the Notice of Availability and our proxy materials and soliciting votes. Our officers and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile transmissions, e-mails, or otherwise.

How may stockholders submit matters for consideration at an Annual Meeting?

Subject to the director nomination notice requirements described below, the required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed (other than as a result of adjournment or recess) by more than 60 days, from the first anniversary of the preceding year’s annual meeting, or if no annual meeting were held in the preceding year, or, if the first public disclosure of the date of the annual meeting is less than 100 days prior to the date of the annual meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made.

In addition, any stockholder proposal intended to be included in the proxy statement for the next annual meeting of our stockholders in 2026 must also satisfy the requirements of SEC Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and be received not later than September 19, 2025. If the date of the annual meeting is moved by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC. To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than December 31, 2024. In addition, stockholders who intend to solicit proxies in support of director nominees other than our nominees must also comply with the additional requirements of Rule 14a-19(b).

Further, any stockholder proposal for a director nominee intended to be included in the proxy materials for the next annual meeting of our stockholders in 2026 pursuant to our “proxy access” bylaws must meet the requirements set forth in our bylaws and the materials required by our bylaws must be submitted as required by our bylaws. Among others, the required notice must be received by our corporate secretary at our principal executive offices not less than 120 days and not more than 150 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is more than 30 days earlier or delayed (other than as a result of adjournment or recess) by more than 60 days later than such anniversary date, or, if the first public disclosure of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the stockholder’s notice must be so received no earlier than the 150th day prior to the date of such annual meeting and not later than the later of (i) the 120th day prior to the date of such annual meeting and (ii) the tenth day following the day on which public disclosure of the date of such annual meeting is first made. All such proxy access director nominations must satisfy the requirements set forth in our bylaws.

How can I know the voting results?

We plan to announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our board of directors is currently comprised of seven members. All directors are elected by the stockholders at each annual meeting to serve from the time of their election until the date of the annual meeting next following the annual meeting at which such director was elected. The current board of directors is comprised of Richard Cohen, Rollin Ford, Charles Kane, Todd Krasnow, Vikas Parekh, Daniela Rus and Merline Saintil.

The nominating and corporate governance committee of the board of directors has recommended, and the board of directors has approved, the nomination of all seven persons currently serving as our directors, Richard Cohen, Rollin Ford, Charles Kane, Todd Krasnow, Vikas Parekh, Daniela Rus and Merline Saintil, for a one-year term expiring at the 2026 annual meeting and until their respective successors are duly elected and qualified, or, if sooner, until the director’s death, resignation, disqualification or removal. Directors are elected by a plurality (as defined above) of the votes of the holders of shares present or represented by proxy and entitled to vote on the election of directors. The seven nominees receiving the highest number of “FOR” votes will be elected.

Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement. If any nominee should become unavailable to serve for any reason, it is intended that votes will be cast for a substitute nominee designated by the nominating and corporate governance committee and approved by the board of directors. In lieu of designating a substitute nominee, the board of directors, in its discretion, may reduce the number of directors. We have no reason to believe that any nominee named will be unable to serve if elected.

Nominees for Director

The names, ages of the nominees as of January 17, 2025, length of service on our board of directors and current board of directors committee memberships are set forth in the table below. Following the Annual Meeting, the nominating and corporate governance committee will review committee appointments for all directors elected to the board of directors and will make a recommendation to the board of directors regarding committee appointments for all board of directors members.

Name	Age	Director Since	Current Term Expires	Independent	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Nominees Currently Serving as Directors
Richard Cohen*	72	2022	2025
Rollin Ford	62	2022	2025	✓	✓		✓
Charles Kane	67	2022	2025	✓	Chair
Todd Krasnow	67	2022	2025	✓		Chair
Vikas Parekh	42	2022	2025	✓	✓		✓
Daniela Rus	61	2023	2025	✓		✓
Merline Saintil	48	2022	2025	✓		✓	Chair

* Chair of the board of directors

A brief biography of each nominee is also set forth below, which includes information, as of the date of this Proxy Statement, regarding specific and particular experience, qualifications, attributes or skills of each nominee that led the nominating and corporate governance committee and the board of directors to believe that the director should serve on the board of directors:

Richard Cohen

Mr. Cohen has served as the Chair of our board of directors and President since June 2022, our Chief Executive Officer since November 2022 and our Chief Product Officer from June 2022 until November 2022. Mr. Cohen served as chairman of Warehouse from December 2006 and as president of Symbotic LLC from November 2017 until June 2022. Mr. Cohen previously served as chief executive officer of Symbotic LLC from November 2017 to April 2022. He is also the executive chairman of C&S Wholesale Grocers, Inc., one of the largest grocery wholesalers in the United States, where he is the third generation of the Cohen family to lead that company. Mr. Cohen grew up in the C&S Wholesale Grocers business, working for his father during the summers until his graduation from college in 1974, when he went to work full-time at C&S Wholesale Grocers. Mr. Cohen became chairman, president and chief executive officer of C&S Wholesale Grocers in 1989 and served as president until March 2014 and as chief executive officer until January 2018, during which time he led the growth and expansion of C&S Wholesale Grocers into an industry leader in supply chain solutions and wholesale grocery supply. Mr. Cohen holds a bachelor’s degree in accounting from the Wharton School of Business. He has also been awarded honorary doctorate degrees from Assumption College and Keene State College.

Mr. Cohen was selected to serve on the board of directors due to his extensive experience in the wholesale distribution business, his vision and experience in automation, his experience and track record in entrepreneurship, investment and business development and his deep relationships in various industries.

Rollin Ford

Mr. Ford has served on our board of directors since June 2022. Mr. Ford served on the Warehouse advisory board of directors from August 2016 until June 2022. Mr. Ford retired in 2016 from Walmart Stores, Inc., where he served in a variety of executive leadership roles during his 33-year career with the world’s largest retailer. Mr. Ford began his career with Walmart in 1984 in the logistics division and later became the chief logistics officer where he was responsible for transforming and building the company’s global supply chain network. He also served as the executive vice president and chief information officer from May 2006 to January 2012, having responsibility for the company’s worldwide technology division. Most recently, Mr. Ford served as the chief administrative officer from February 2012 to July 2016 where he focused on leveraging Walmart’s scale to increase efficiency and productivity around the world while having responsibility for the domains mentioned above, which also included back office (shared services), global sourcing and data and analytics. Mr. Ford holds a B.S. degree from Taylor University in Indiana. In retirement, Mr. Ford has joined the boards of directors of Mercy Health System, GreenBox and John Brown University and the board of advisors of AT Kearney.

Mr. Ford was selected to serve on our board of directors due to his experience as a senior executive at Walmart and his background and knowledge relating to logistics, the supply chain and technology.

Charles Kane

Mr. Kane has served on our board of directors since June 2022. Mr. Kane served on the Warehouse advisory board of directors from October 2020 until June 2022. Mr. Kane has been a lecturer at the Massachusetts Institute of Technology since September 2006 and is currently an adjunct professor of International Finance at the Massachusetts Institute of Technology Sloan School of Management. Since November 2006, Mr. Kane has also been a director and strategic advisor of One Laptop Per Child, a non-profit organization that provides computing and internet access for students in the developing world, for which he served as president and chief operating officer from 2008 until 2009. Mr. Kane served as executive vice president and chief administrative officer of Global BPO Services Corp., a special purpose acquisition corporation, from July 2007 until March 2008, and as chief financial officer of Global BPO from August 2007 until March 2008. Prior to joining Global BPO, he served as chief financial officer of RSA Security Inc., a provider of e-security solutions, from May 2006 until RSA was acquired by EMC Corporation in October 2006. From July 2003 until May 2006, he served as chief financial officer of Aspen Technology, Inc., a publicly traded provider of supply chain management software and professional services. Mr. Kane is currently a director of Alkami Technology, Inc. (ALKT), a leading cloud-based digital banking solutions provider for banks and credit unions in the United States, and Progress Software Corp. (PRGS), a software company that specializes in the implementation of business applications. He was previously a director of Applix Inc., Borland Software Corporation, Carbonite, Inc., Demandware Inc., Netezza Corporation and RealPage, Inc. Mr. Kane is a certified public accountant and holds a B.B.A. in accounting from the University of Notre Dame and a M.B.A. in international finance from Babson College.

Mr. Kane was selected to serve on our board of directors due to his experience as a senior executive officer at a number of publicly traded companies, including as chief financial officer of several of those companies, and his experience serving on the boards of directors of other public and private companies.

Todd Krasnow

Mr. Krasnow has served on our board of directors since June 2022. Mr. Krasnow served on the Warehouse advisory board from May 2016 until June 2022. Mr. Krasnow has served as the president of Cobbs Capital, Inc., a private consulting company, since January 2005. Previously, Mr. Krasnow was a marketing domain expert with Highland Consumer Fund, a venture capital firm, from June 2007 until it became Porchlight Equity in February 2017, after which he was an operating partner until November 2019. Mr. Krasnow was the chairman of Zoots, Inc., a dry-cleaning company, from June 2003 to January 2008 and chief executive officer of Zoots from February 1998 to June 2003. He served as the executive vice president of sales and marketing of Staples, Inc. from May 1993 to January 1998 and in other sales and marketing positions for Staples from March 1986 to May 1993. Mr. Krasnow has served as a member of the C&S Wholesale Grocers advisory board since 2006. Mr. Krasnow is a director of Ecentria, a privately held online marketer of optical, outdoor and camping gear, and Kids2 Inc., a privately held baby and toddler products company. He was previously a director of Bakkavor, LTD, Carbonite, Inc. and Tile Shop Holdings, Inc. Mr. Krasnow holds a M.B.A degree from the Harvard Business School and a bachelor’s degree in chemistry from Cornell University.

Mr. Krasnow was selected to serve on the board of directors due to his experience as a senior executive, his experience in investment, marketing and business development, and his experience serving on the boards of directors of other public and private companies.

Vikas Parekh

Mr. Parekh has served on our board of directors since June 2022. Mr. Parekh has been a managing partner with SoftBank Investment Advisors (SoftBank Vision Fund) since March 2016. Mr. Parekh has made investments and holds director seats across public and private markets. Prior to joining SoftBank Investment Advisors, Mr. Parekh worked in private equity at Kohlberg Kravis Roberts & Co. L.P., a global investment firm, and in consulting at Boston Consulting Group, a global consulting firm. Mr. Parekh holds an M.B.A degree from Harvard Business School and B.S. degree in electrical engineering and M.S. degree in electrical and computer engineering from Georgia Institute of Technology.

Mr. Parekh was selected to serve on the board of directors due to his extensive experience in the emerging technologies space.

Daniela Rus

Prof. Rus has served on our board of directors since March 2023. Prof. Rus has been a professor at Massachusetts Institute of Technology since 2004 and currently serves in a number of positions, including the Andrew (1956) and Erna Viterbi Professor of Electrical Engineering and Computer Science since 2004, the Director of the Computer Science and Artificial Intelligence Laboratory since 2012 and the Massachusetts Institute of Technology Director of the Department of the Air Force - Massachusetts Institute of Technology Artificial Intelligence Accelerator since 2019. Prof. Rus also served as the Deputy Dean of Research for Schwarzman College of Computing at Massachusetts Institute of Technology from 2019 to 2022. Prior to joining Massachusetts Institute of Technology, Prof. Rus was a professor in the Computer Science Department at Dartmouth College from 1994 to 2003. Prof. Rus’ research and interests are in robotics and artificial intelligence and the key focus of her research is to develop the science and engineering of autonomy. Prof. Rus is a senior visiting fellow at MITRE Corporation, serves as a USA expert for Global Partnerships in Artificial Intelligence, serves on the board of trustees for Mohamed bin Zayed University of Artificial Intelligence and on the board of directors of Mass Robotics and serves as a member of several other advisory boards and technical companies. Prof. Rus served as a member of the President’s Counsel of Advisors on Science and Technology and on the Defense Innovation Board. Prof. Rus is a MacArthur Fellow, a fellow of the Association for Computing Machinery, the Association for the Advancement of Artificial Intelligence, the Institute of Electrical and Electronics Engineers (“IEEE”) and the American Academy of Arts and Sciences, and a member of the National Academy of Engineering. She is the recipient of the Engelberger Award for robotics, the IEEE Robotics and Automation Society (“RAS”) Pioneer award, IEEE RAS Technical award, Mass Technology Leadership Council Innovation Catalyst Award, and the International Joint Conference on AI Organization John McCarthy Award. Prof. Rus holds a B.S. in computer science from the University of Iowa and a Ph.D. in computer science from Cornell University.

Prof. Rus was selected to serve on the board of directors due to her research and leadership experience and her field-leading expertise in robotics, artificial intelligence and data science.

Merline Saintil

Ms. Saintil has served on our board of directors since June 2022. Ms. Saintil served on the Warehouse advisory board from October 2021 until June 2022. Ms. Saintil currently serves on the board of directors of several publicly traded companies, as further described below. Ms. Saintil has served as a technology and business executive at Fortune 500 and privately held companies, including Intuit Inc., a financial software company, Yahoo! Inc., a web services provider, PayPal Holdings Inc., a financial technology company, Adobe Inc., a computer software company, Jovent Inc., a cloud computing software company, and Sun Microsystems, Inc., a technology company. From April 2019 to February 2020, Ms. Saintil was the chief operation officer, R&D-IT of Change Healthcare Inc., a healthcare technology company. Prior to that, she served as head of operations, product and technology at Intuit from November 2014 to August 2018, and as head of operations of mobile and emerging products at Yahoo from January to November 2014. She has also served as a board member of Gitlab Inc. (GTLB), a provider of a DevOps platform to develop, secure and operate software, since November 2020; Evolv Technologies Holdings, Inc. (EVLV), a touchless human security platform company, since January 2021; Rocket Lab USA, Inc. (RKLB), a space exploration company, since June 2021; and TD SYNNEX Corporation (SNX), a global distributor and solutions aggregator for the IT ecosystem, since September 2021. Ms. Saintil also served as a board member of Banner Corporation (BANR), a bank holding company, from March 2017 to May 2022 and Alkami Technology (ALKT), a leading cloud-based digital banking solutions company, from October 2020 to December 2022. Ms. Saintil earned her B.S. degree from Florida Agricultural and Mechanical University and her M.S. degree from Carnegie Mellon.

Ms. Saintil was selected to serve on the board of directors due to her executive leadership experience, her extensive experience in technology, enterprise risks, cybersecurity, talent management and digital transformation, and her experience serving on the boards of directors of public companies.

Vote Required and Board of Directors’ Recommendation

Assuming a quorum is present, the directors receiving a plurality (as defined above) of the votes cast in person or by proxy at the meeting will be elected. You may vote either FOR each nominee or WITHHOLD your vote from each nominee. Votes that are withheld will not be included in the vote tally for the election of directors. If your shares are held in “street name” by a broker, bank or other nominee, your broker, bank or other nominee does not have authority to vote your unvoted shares held by the firm for the election of directors. As a result, any shares not voted by you will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

The proxies will be voted FOR the above nominees unless a contrary specification is made in the proxy. The nominees have consented to serve as our directors if elected. However, if the nominees are unable to serve or for good cause will not serve as a director, the proxies will be voted for the election of such substitute nominee as our board of directors may designate.

The proposal for the election of directors relates solely to the election of directors nominated by our board of directors.

The board of directors recommends voting “FOR” the election of Richard Cohen, Rollin Ford, Charles Kane, Todd Krasnow, Vikas Parekh, Daniela Rus and Merline Saintil, each to serve for a one-year term expiring at the 2026 annual meeting and until their respective successors are duly elected and qualified, or, if sooner, until the director’s death, resignation, disqualification or removal.

Executive Officers Who Are Not Directors

The following table identifies our executive officers who are not directors, and sets forth their current positions at Symbotic and their ages as of January 17, 2025.

Name	Age	Position(s) with Symbotic
William Boyd III	58	Chief Strategy Officer
James Kuffner	53	Chief Technology Officer
Carol Hibbard	57	Chief Financial Officer & Treasurer
Walter Odisho	62	Chief Manufacturing & Supply Chain Officer
Miriam Ort	44	Chief Human Resources Officer
Corey Dufresne	54	Senior Vice President, General Counsel & Secretary
Michael Dunn	51	Senior Vice President, Sales, Marketing & Product Strategy

William Boyd III, Chief Strategy Officer

Mr. Boyd has served as our Chief Strategy Officer since June 2022. Mr. Boyd served as chief strategy officer of Symbotic LLC from February 2020 until June 2022. In that role, Mr. Boyd is responsible for planning and directing various operational, financial, administrative and strategic activities for Symbotic. He has more than 15 years of extensive distribution and logistics industry experience. Since February 2020, Mr. Boyd has also served as the chief legal officer of C&S Wholesale Grocers. Prior to joining Symbotic LLC, Mr. Boyd served from April 2019 to February 2020 as the chief legal officer at Imperial Dade Intermediate Holdings, LLC, a high-growth food service packaging and supplies distribution company. Mr. Boyd also held the roles of general counsel and chief legal officer at C&S Wholesale Grocers from March 2009 to February 2018 and February 2018 to April 2019, respectively, and in those roles, Mr. Boyd was involved in the initial investment by Mr. Cohen in CasePick Systems LLC, which later became Warehouse. Mr. Boyd has a diverse educational background, with a J.D. degree from Duke University, M.B.A. degree from Babson College and a B.A. degree in history and psychology from Williams College.

James Kuffner, Chief Technology Officer

Dr. Kuffner has served as our Chief Technology Officer since January 1, 2025. From October 2023 until December 2024, he served as the senior fellow in charge of the Software Development Center of Toyota Motor Corporation, an automobile manufacturer. From June 2020 until June 2023, Dr. Kuffner also served as chief digital officer and a member of the board of directors of Toyota. From January 2021 until September 2023, Dr. Kuffner served as chief executive officer of Woven Planet Holdings, Inc., a wholly-owned subsidiary of Toyota focused on mobility innovation, which he co-founded. From April 2018 until March 2023, Dr. Kuffner served as an executive advisor to Toyota Research Institute, Inc., an organization seeking to create new capabilities in automated driving, where he formerly served as chief technology officer. From April 2018 to January 2021, Dr. Kuffner served as chief executive officer for Toyota Research Institute - Advanced Development, Inc. From January 2021 to June 2023, Dr. Kuffner served as a member of the board of directors of Joby Aviation, a public electric aircraft company. He holds B.S., M.S. and Ph.D. degrees from Stanford University.

Carol Hibbard, Chief Financial Officer and Treasurer

Ms. Hibbard served as our Chief Financial Officer designate from October 2023 until December 2023 and has served as our Chief Financial Officer and Treasurer since December 2023. Ms. Hibbard has more than 25 years of finance and accounting leadership experience. Prior to joining us, Ms. Hibbard served as senior vice president and controller at The Boeing Company, a major aerospace firm, since April 2021. Before that, Ms. Hibbard held various strategic and financial roles with Boeing, including vice president and chief financial officer of Boeing Defense, Space & Security (“BDS”) from May 2017 through April 2021, controller of BDS from January 2017 until May 2017 and as vice president and chief financial officer of Boeing’s former Engineering, Operations & Technology organization from April 2015 until January 2017. Prior to that, Ms. Hibbard held successive executive positions in financial planning and analysis, estimating, and supply chain finance during her tenure at Boeing. Ms. Hibbard earned a B.S. degree in statistics and business from the University of Pittsburgh and a M.B.A degree from Virginia Polytechnic University.

Walter Odisho, Chief Manufacturing and Supply Chain Officer

Mr. Odisho has served as our Chief Manufacturing and Supply Chain Officer since October 2023 and was our Senior Vice President of Manufacturing from February 2023 until October 2023. In this role, he leads teams responsible for strategic sourcing, supply chain, manufacturing and quality, project execution and implementation, commissioning, and customer site safety. Mr. Odisho has over 30 years of experience in operations, engineering and manufacturing, with a proven history of implementing strategies that facilitate growth in quality, safety and productivity. Prior to joining Symbotic, Mr. Odisho served as vice president of operations fulfillment at Amazon.com, Inc. from April 2021 until February 2023. Prior to that, he was vice president of manufacturing, safety and quality for Boeing Commercial Airplanes from December 2013 to April 2021, where he led a global production system. Prior to Boeing, Mr. Odisho was vice president/general manager, manufacturing and operations at Toyota, where he spent over 24 years in senior manufacturing roles and led the company’s largest manufacturing facility across the globe. Mr. Odisho graduated from The Wharton School’s Toyota Executive Development, Business Administration and Management program and holds a B.S. from California State University, Fresno.

Miriam Ort, Chief Human Resources Officer

Ms. Ort has served as our Chief Human Resources Officer since November 2022. In this role, she is responsible for leading the overall human resources strategy, leadership development, talent acquisition, diversity and inclusion, organizational design, cultural development, compensation and benefits, human resources operations and technology and employee relations. Ms. Ort also serves as the chief human resources officer of C&S Wholesale Grocers, a position she has held since December 2019. Prior to joining C&S Wholesale Grocers, Ms. Ort served from April 2017 to December 2019 as the senior vice president, human resources at Avis Budget Group, a global provider of mobility solutions. From September 2008 until April 2017, Ms. Ort served in a number of senior and executive human resources roles at PepsiCo, Inc., including serving as head of human resources – Pepsi Co UK & Ireland, from February 2015 to April 2017. Ms. Ort holds a Master's in human resources management from Rutgers University and a B.A. degree in English from Thomas Edison State University.

Corey Dufresne, Senior Vice President, General Counsel and Secretary

Mr. Dufresne has served as our Senior Vice President, General Counsel and Secretary since January 2023 and was our Vice President, General Counsel and Secretary from June 2022 to January 2023. Mr. Dufresne served as vice president and general counsel of Symbotic LLC from November 2011 until June 2022. In this role, Mr. Dufresne heads Symbotic’s legal group with more than 20 years of experience in business and securities law, mergers and acquisitions, venture capital and corporate finance. Mr. Dufresne is responsible for leading Symbotic’s approach to technology licensing, regulatory compliance, intellectual property and all negotiations and business agreements. Prior to joining Symbotic LLC, Mr. Dufresne served as vice president, general counsel and corporate secretary for Netezza Corporation from May 2009 to May 2011. Prior to his role at Netezza, he spent nine years at WilmerHale in Boston in the corporate law section and two years at Jones Walker in New Orleans. Mr. Dufresne has a B.A. degree in economics and political science from McGill University, a M.A. degree in comparative and international politics from the University of Cape Town and a J.D. degree from Tulane Law School.

Michael Dunn, Senior Vice President, Sales, Marketing and Product Strategy

Mr. Dunn has served as our Senior Vice President of Sales, Marketing and Product Strategy since January 2023 and was our Vice President of Sales, Marketing and Product Strategy from June 2022 to January 2023. Mr. Dunn served as vice president, sales, marketing and product strategy at Symbotic LLC from May 2017 until June 2022. His team leads our customer relationships, helps define the direction of the Symbotic system to ensure it remains a world-class, market-leading solution and assists in identifying key partners to enable the organization and technology to scale alongside customer growth. Prior to joining us, Mr. Dunn held the role of group vice president sales & marketing at Fortna Inc. from December 2008 to May 2017, where he and his team helped some of the world’s biggest brands transform their distribution operations into a competitive advantage. Before that, Mr. Dunn was an early employee at Manhattan Associates, a global supply chain solutions provider, for 12 years. As vice president of sales at Manhattan Associates, he played an integral role in helping the company grow from a $5 million startup to a $300 million public company. Mr. Dunn is a Council of Supply Chain Management Professionals member and holds a B.S. in mechanical engineering from Purdue University.

PROPOSAL NO. 2

ADVISORY (NON-BINDING) VOTE ON FREQUENCY OF

STOCKHOLDER VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act and the related rules of the SEC, stockholders are being asked, on an advisory basis, whether an advisory vote on executive compensation, as described in this Proposal No. 2, should be held every one, two or three years. Under applicable law and implementing regulations, stockholders must vote (on an advisory basis) on the executive compensation paid to its named executive officers at least every three years and on the frequency of such vote at least every six years. As this is our first proxy statement since we ceased to be an emerging growth company, this is the first time our stockholders are being asked to vote (on an advisory basis) for the frequency of advisory votes on executive compensation.

The board of directors believes that an annual vote on compensation provides the highest level of accountability and direct communication with stockholders, by enabling the vote on executive compensation to correspond to the information presented in the accompanying proxy statement for the applicable stockholders’ meeting. The board of directors also believes an annual vote better allows management and the compensation committee to assess how they have responded to the prior year’s vote. Administratively and from a corporate governance perspective, preparing for an annual vote would lend itself to procedural consistency from year to year.

Because this vote is advisory, it will not be binding upon the compensation committee, but the compensation committee values the views that our stockholders express through voting and will take into account the outcome of the vote in determining the frequency for holding a stockholder vote on executive compensation.

Vote Required and Board of Directors’ Recommendation

The frequency of the advisory vote on executive compensation will be based upon which option receives the greatest number of votes. Stockholders will have the opportunity to vote for one year, two years, three years, or to abstain.

The Board of Directors recommends a vote “FOR” the proposal, on an advisory basis, approving the frequency for holding future advisory votes on executive compensation every ONE YEAR.

PROPOSAL NO. 3

ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

As required by Section 14A of the Exchange Act and pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act ("Dodd-Frank Act"), stockholders are being asked, on an advisory basis, to approve the compensation of our named executive officers. This vote, commonly known as a “say-on-pay” vote, is a non-binding vote on the compensation paid to our named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion beginning on page 23 of this Proxy Statement.

Our executive compensation program is designed to attract, motivate and retain outstanding individuals, encourage individual and collective contributions to the successful execution of our short- and long-term business strategies and creation of stockholder value over the long term. Our executive compensation programs and objectives are described in detail under the heading “Compensation Discussion and Analysis” and the level of compensation paid to our named executive officers during the last three years is set out in the Summary Compensation Table and related information. The compensation committee believes that our executive compensation program is effective in achieving these objectives.

This advisory vote to approve named executive officer compensation is not binding on the board of directors. However, the board of directors values stockholders’ input and will take into account the result of the vote when determining future executive compensation arrangements.

Vote Required and Board of Directors’ Recommendation

The advisory vote on executive compensation requires the affirmative vote of a majority of the votes cast FOR this proposal. Votes that are abstained will be counted towards the tabulation of votes cast on this proposal and will have the same effect as a negative vote. If your shares are held in “street name” by a broker, bank or other nominee, your broker, bank or other nominee has authority to vote your unvoted shares held by the firm on this proposal. If your broker, bank or other nominee does not exercise this authority, such broker non-votes will have no effect on the results of this vote.

The Board of Directors recommends a vote “FOR” the approval, on a non-binding advisory basis, of the compensation of our named executive officers.

PROPOSAL NO. 4

RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP

AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING SEPTEMBER 27, 2025

Our stockholders are being asked to ratify the appointment by the audit committee of the board of directors of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending September 27, 2025. Grant Thornton LLP has served as our independent registered public accounting firm since 2021.

The audit committee is solely responsible for selecting our independent registered public accounting firm for the fiscal year ending September 27, 2025. Stockholder approval is not required to appoint Grant Thornton LLP as our independent registered public accounting firm. However, the board of directors believes that submitting the appointment of Grant Thornton LLP to the stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the audit committee will reconsider whether to retain Grant Thornton LLP. If the selection of Grant Thornton LLP is ratified, the audit committee, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time.

A representative of Grant Thornton LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if that representative desires to do so and to respond to appropriate questions from our stockholders.

We incurred the following fees from Grant Thornton LLP for the audit of our consolidated financial statements and for other services provided during the fiscal years ended September 28, 2024 and September 30, 2023.

	Fiscal Year	Fiscal Year
Fee Category	2024	2023
Audit fees(1)	4,714,500	$1,684,420
Audit-related fees(2)	—	—
Tax fees(3)	—	—
All other fees(4)	—	—
Total Fees	4,714,500	$1,684,420

(1)
Audit fees consist of fees for professional services rendered in connection with the audits of our annual financial statements, quarterly review of financial statements, and audit services provided in connection with other regulatory filings. Audit fees also include accounting consultations and research related to the annual audit.
(2)
Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of audits or reviews of our financial statements and were not reported above under “Audit fees.” There were no audit-related fees for fiscal years 2024 and 2023.
(3)
Tax fees consist of fees for tax compliance, tax advice and tax planning. There were no tax fees for fiscal years 2024 and 2023.
(4)
There were no other fees for fiscal years 2024 and 2023.

Audit Committee Pre-approval Policy and Procedures

Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our audit committee or the engagement is entered into pursuant to the pre-approval procedure described below.

From time to time, our audit committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval details the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

No services were provided to us by Grant Thornton LLP other than in accordance with the pre-approval policies and procedures described above since the adoption of those policies and procedures in 2024.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of the votes cast FOR this proposal is required to ratify the appointment of our independent public accountant. Votes that are abstained will be counted towards the tabulation of votes cast on this proposal and will have the same effect as a negative vote. If your shares are held in “street name” by a broker, bank or other nominee, your broker, bank or other nominee has authority to vote your unvoted shares held by the firm on this proposal. If your broker, bank or other nominee does not exercise this authority, such non-votes by your broker, bank or other nominee will have no effect on the results of this vote.

The Board of Directors recommends voting “FOR” Proposal No. 4 to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending September 27, 2025.

CORPORATE GOVERNANCE

Board of Directors Composition

Our board of directors is currently comprised of seven members. Richard Cohen is the Chair. The primary responsibilities of our board of directors are to provide oversight, strategic guidance, counseling and direction to management. Our board of directors meets on a regular basis and additionally, as required. All directors are elected by the stockholders at each annual meeting to serve from the time of their election until the date of the annual meeting next following the annual meeting at which such director was elected, or until their earlier death, retirement, resignation, disqualification or removal.

Director Independence

Our board of directors has adopted independence standards that mirror the criteria specified by applicable laws and regulations of the SEC and the Listing Rules of Nasdaq.

Our board of directors has determined that all members of the board of directors, except Richard Cohen, are independent directors, including for purposes of the rules and regulations of the SEC and Nasdaq. In making such independence determination, our board of directors considered the relationships that each non-employee director has with us and all other facts and circumstances that our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. In considering the independence of the directors listed above, our board of directors considered the association of our directors with the holders of more than 5% of our common stock. There are no family relationships among any of our directors or executive officers. Mr. Cohen is not an independent director under these rules because he is our Chief Executive Officer.

Board of Directors Leadership Structure

The board of directors reviews its leadership structure periodically as part of its annual self-assessment process. In addition, the board of directors continues to monitor developments in corporate governance as well as the approaches our peers undertake.

The board of directors believes that it is important to retain the flexibility to allocate the responsibilities of the offices of chair and chief executive officer in any manner that it determines to be in our best interests at any point in time. Our Chair and our Chief Executive Officer are currently the same person, Richard Cohen. Our board of directors does not currently have a policy as to whether the role of chair and the chief executive officer should be separate. Our board of directors believes that we, and our stockholders, are best served by maintaining the flexibility to determine whether the chair and chief executive officer positions should be separated or combined at a given point in time in order to provide appropriate leadership for us at that time. If the chair is not an independent director, the nominating and corporate governance committee may designate an independent director to serve as lead director, who must be approved by the majority of the independent directors. A lead director has not been designated. However, the chair is free, as is the board of directors as a whole, to call upon any one or more directors to provide leadership in a given situation should a special need arise.

The board of directors, including each of its committees, also has full and free access to any member of our management and the authority to retain independent advisors as the board of directors or such committee deems appropriate in accordance with our corporate governance guidelines. In addition, all members of the audit committee, the compensation committee and the nominating and corporate governance committee are independent directors, and the committee chairs have authority to hold executive sessions without management and non-independent directors present.

Pursuant to the Walmart Commercial Agreement (as defined below), for so long as Walmart owns greater than five percent of our fully diluted equity interests, it will have the right to confidentially recommend to the nominating and corporate governance committee an individual for nomination to our board of directors. The individual designated by Walmart must qualify as an “independent director” under NASDAQ listing standards, Rule 10A-3 of the Exchange Act (as defined below) and other independence criteria and requirements in the Walmart Commercial Agreement. See “Certain Relationships and Related Party Transactions—Walmart” for a discussion of the Walmart Commercial Agreement.

Additionally, pursuant to our Investment and Subscription Agreement with Walmart and subject to Walmart’s continued beneficial ownership of specified amounts of our common stock, Walmart is entitled to designate a Walmart employee of a certain seniority level to attend all meetings of our board of directors in a nonvoting observer capacity. Subject to the limitations in the Investment and Subscription Agreement, a designated Walmart employee has attended meetings of our board of directors from time to time in a nonvoting observer capacity. The Walmart Commercial Agreement will extend this right through the later of (a) the term of the Investment and Subscription Agreement and (b) the date that Walmart no longer has the right to recommend an individual for election to our board of directors pursuant to the Walmart Commercial Agreement.

As discussed further under “Certain Relationships and Related Party Transactions—Board Observer Agreements,” we entered into a series of Board Observer Agreements to permit, subject to the terms and conditions thereof, Jill Cohen, Perry Cohen and Rachel Kanter to attend and observe meetings of the board of directors in a nonvoting observer capacity. We may terminate each agreement at any time with or without cause.

Board of Directors Diversity

Although the board of directors does not have a formal policy regarding diversity and does not follow any ratio or formula with respect to diversity in order to determine the appropriate composition of the board of directors, the nominating and corporate governance committee and the full board of directors are committed to creating a board of directors with diversity, including diversity of expertise, perspectives informed by personnel and professional experience, as well as diversity of experience, background and gender, and are committed to identifying, recruiting and advancing candidates offering such diversity in future searches. The nominating and corporate governance committee’s evaluation of director nominees includes consideration of their ability to contribute to the diversity of personal and professional experiences, opinions, perspectives and backgrounds on the board of directors. Nominees are not discriminated against based on race, color, religion, sex, ancestry, national origin, sexual orientation, disability or any other basis prescribed by law. The nominating and corporate governance committee assesses the effectiveness of this approach as part of its review of the board of directors’ composition as well as in the course of the board of directors’ and nominating and corporate governance committee’s self-evaluation.

As we pursue future board of directors’ recruitment efforts, our nominating and corporate governance committee will continue to seek out candidates who can contribute to the diversity of views and perspectives of the board of directors in accordance with the Criteria for Nomination as a Director attached as Attachment A to our Corporate Governance Guidelines.

The following Board of Directors Diversity Matrix presents our board of directors’ diversity statistics, as self-disclosed by our directors.

Board of Directors Diversity Matrix (as of January 17, 2025)
Total Number of Directors	7
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	5	0	0
Part II: Demographic Background
African American or Black	1	0	0	0
Asian	0	1	0	0
White	0	5	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0

Committees of the Board of Directors

Our board of directors has established an audit committee, a compensation committee, and a nominating and corporate governance committee. Each of the audit committee, compensation committee, and nominating and corporate governance committee operates under a charter that satisfies the applicable standards of the SEC and Nasdaq. Each such committee reviews its respective charter at least annually. A current copy of the charter for each of the audit committee, compensation committee, and nominating and corporate governance committee is posted on the corporate governance section of our investor relations website, available at ir.symbotic.com. The information on our website is not deemed to be incorporated in, or to be part of, this proxy statement.

The table below shows membership as of January 17, 2025 for each of the standing committees of our board of directors.

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Charles Kane*	Todd Krasnow*	Merline Saintil*
Rollin Ford	Merline Saintil	Rollin Ford
Vikas Parekh	Daniela Rus	Vikas Parekh

* Denotes committee chair

Audit Committee

Our audit committee is responsible for, among other things:

•
appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;
•
discussing with our independent registered public accounting firm their independence from management;
•
reviewing with our independent registered public accounting firm the scope and results of their audit;
•
approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
•
overseeing the activities and organization of our internal audit function, reviewing the effectiveness of the internal audit function and reviewing internal audit reports;
•
overseeing the financial reporting process and discussing with management, internal auditors and our independent registered public accounting firm the quarterly and annual financial statements that we file with the SEC;
•
overseeing our financial and accounting controls and compliance with legal and regulatory requirements;
•
reviewing our policies on risk assessment and risk management;
•
reviewing related person transactions; and
•
establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

Our audit committee currently consists of Charles Kane, Rollin Ford and Vikas Parekh, with Charles Kane serving as chair. Rule 10A-3 of the Exchange Act and NASDAQ rules require that our audit committee be composed entirely of independent members. Our board of directors has affirmatively determined that each member of our audit committee meets the definition of “independent director” for purposes of serving on the audit committee under Rule 10A-3 of the Exchange Act and NASDAQ rules. Each member of our audit committee also meets the financial literacy requirements of NASDAQ listing standards. In addition, our board of directors has determined that Charles Kane qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. Our board of directors has adopted a written charter for the audit committee, which is available on our corporate website. The information on any of our websites is deemed not to be incorporated in this proxy statement or to be part of this proxy statement. During the fiscal year ended September 28, 2024, the audit committee met nine times and the sub-committee of the audit committee met four times.

All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.

Compensation Committee

Our compensation committee is responsible for, among other things:

•
reviewing and approving, or recommending for approval by our board of directors, the compensation of our Chief Executive Officer and other executive officers;
•
reviewing and approving or making recommendations to our board of directors regarding our incentive compensation and equity-based plans, policies and programs and administering equity-based plans;
•
reviewing and making recommendations to our board of directors relating to management succession planning, including for our Chief Executive Officer;
•
making recommendations to our board of directors regarding the compensation of our directors;
•
retaining compensation consultants for the committee and overseeing those compensation consultants; and
•
reviewing our strategies related to human capital management and reviewing and discussing with management our strategies in support of an inclusive and diverse company culture.

Our compensation committee currently consists of Todd Krasnow, Merline Saintil and Daniela Rus with Todd Krasnow serving as chair. Ms. Rus joined the compensation committee in November 2024. Our board of directors has affirmatively determined that each member of our compensation committee meets the definition of “independent director” for purposes of serving on the compensation committee under NASDAQ rules and are “non-employee directors” as defined in Rule 16b-3 of the Exchange Act. Our board of directors has adopted a written charter for the compensation committee, which is available on our corporate website. The information on any of our websites is deemed not to be incorporated in this proxy statement or to be part of this proxy statement. During the fiscal year ended September 28, 2024, the compensation committee met four times.

The compensation committee charter grants the compensation committee sole authority to retain or obtain the advice of a compensation consultant, legal counsel or other advisor, including the authority to approve the consultant’s reasonable compensation. The compensation committee may select such advisors, or receive advice from any other advisor, only after taking into consideration all factors relevant to that person’s independence from management, including those independence factors enumerated by NASDAQ rules. Additionally, under the compensation committee charter, the compensation committee may form and delegate its authority to one or more subcommittees as it deems appropriate from time to time under the circumstances, including a subcommittee consisting of a single member and a subcommittee consisting of at least two members, each of whom qualifies as a “non-employee director,” as such term is defined from time to time in Rule 16b-3 promulgated under the Exchange Act and the regulations thereunder, as amended.

The compensation committee consults with members of our management team, including our Chief Executive Officer and our Chief Human Resources Officer, when making compensation decisions. Our Chief Executive Officer and Chief Human Resources Officer work closely with the compensation committee and provide the compensation committee with performance assessments and compensation recommendations for each executive officer (other than our Chief Executive Officer), based on each executive officer’s level of performance and corporate performance. While the compensation committee considers the recommendations of our Chief Executive Officer and Chief Human Resources Officer, the compensation committee ultimately uses its own business judgment and experience in approving, or making recommendations to the board of directors where applicable, regarding individual compensation elements and the amount of each element for our executive officers. Our Chief Executive Officer and Chief Human Resources Officer recuse themselves from all determinations regarding their own compensation.

The compensation of our executive officers will be reviewed at least annually by our compensation committee and will be informed by the recommendations of our Chief Executive Officer and Chief Human Resources Officer. Our compensation committee will then evaluate and determine any recommended compensation adjustments or awards to our executive officers or make recommendations to the board of directors for final determination.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is responsible for, among other things:

•
identifying individuals qualified to become members of our board of directors, consistent with criteria approved by our board of directors;
•
recommending to our board of directors the directors to be appointed to each committee of our board of directors and periodically reviewing and making recommendations to our board of directors for changes or rotations of committee members, the creation of additional committees, changes in committee charters or the dissolution of committees;
•
developing and recommending to our board of directors a set of corporate governance guidelines;
•
periodically reviewing our board of directors’ leadership structure and recommending any proposed changes to our board of directors;
•
overseeing an annual evaluation of the effectiveness of our board of directors and its committees; and
•
reviewing and making recommendations to our board of directors relating to management succession planning, including for our Chief Executive Officer.

Our nominating and corporate governance committee currently consists of Merline Saintil, Rollin Ford and Vikas Parekh, with Merline Saintil serving as chair. Our board of directors has affirmatively determined that each member of our nominating and corporate governance committee meets the definition of “independent director” under NASDAQ rules. Our board of directors has adopted a written charter for the nominating and corporate governance committee, which is available on our corporate website. The information on any of our websites is deemed not to be incorporated in this proxy statement or to be part of this proxy statement. During the fiscal year ended September 28, 2024, the nominating and corporate governance committee met two times.

Identifying and Evaluating Director Nominees

Our board of directors is responsible for filling vacancies on our board of directors and for nominating candidates for election by our stockholders each year. Our nominating and corporate governance committee is responsible for recommending to the board the directors nominees for election at each annual meeting.

Generally, the nominating and corporate governance committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the nominating and corporate governance committee deems to be helpful to identify candidates. Once candidates have been identified, the nominating and corporate governance committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the nominating and corporate governance committee. The nominating and corporate governance committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the nominating and corporate governance committee deems to be appropriate in the evaluation process. The nominating and corporate governance committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of our board of directors. Based on the results of the evaluation process, the nominating and corporate governance committee recommends candidates for the board of directors’ approval to fill a vacancy or as director nominees for election to the board of directors by our stockholders each year in the class of directors whose term expires at the relevant annual meeting.

In making such recommendations, the nominating and corporate governance committee also considers candidates proposed by stockholders. The nominating and corporate governance committee reviews and evaluates information available to it regarding candidates proposed by stockholders and applies the same criteria, and follows substantially the same process in considering them, as it does in considering other candidates.

Director Nomination Process

Our nominating and corporate governance committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our board of directors and as set forth in the Criteria for Nomination as a Director attached as Attachment A to our Corporate Governance Guidelines and recommending such persons to be nominated for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate.

The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to members of the board of directors and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by management, recruiters, members of the committee and our board of directors. The qualifications, qualities and skills that our nominating and corporate governance committee believes must be met by a committee recommended nominee for a position on our board of directors are as follows:

•
Nominees should have a reputation for integrity, honesty and adherence to high ethical standards.
•
Nominees should have demonstrated business acumen, experience and ability to exercise sound judgment in matters that relate to our current and long-term objectives and should be willing and able to contribute positively to our decision-making process.
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Nominees should have a commitment to understand us and our industry and to regularly attend and participate in meetings of the board of directors and its committees.
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Nominees should have the interest and ability to understand the sometimes-conflicting interests of our various constituencies, which include stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all stockholders.
•
Nominees should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all our stockholders and to fulfill the responsibilities of a director.
•
The diversity of viewpoints, background and experience on the board of directors should be valued. Nominees shall not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law.

Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates. Any such proposals should be submitted to our corporate secretary or our chief executive officer at 200 Research Drive, Wilmington, MA 01887 no later than the close of business on the 120th day prior to the one-year anniversary of the date on which our proxy statement was released to stockholders in connection with the previous year’s annual meeting and should include the appropriate biographical and background material and other requirements outlined in our Criteria for Nomination as a Director. If our board of directors determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included on our proxy card for the next annual meeting. See “Stockholder Proposals” for a discussion of submitting stockholder proposals and nominees.

Board of Directors and Committee Meetings Attendance

The full board of directors met ten times during fiscal year 2024. During fiscal year 2024, each member of the board of directors attended in person or participated in 75% or more of the aggregate of (i) the total number of meetings of the board of directors (held during the period for which such person has been a director), and (ii) the total number of meetings held by all committees of the board of directors on which such person served (during the periods that such person served).

Director Attendance at Annual Meeting

Currently, we do not maintain a formal policy regarding director attendance at the annual meeting, however directors are encouraged to attend the Annual Meeting to the extent practicable. All of our then-current directors attended the Annual Meeting .

Insider Trading Arrangements and Policies

We have adopted an Insider Trading Policy, which governs the purchase, sale and other dispositions of our securities by employees, officers, directors, independent contractors, consultants and other Covered Persons (as defined in the Insider Trading Policy). The Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations and any listing standards applicable to us. Under the Insider Trading Policy, our Covered Persons are prohibited from purchasing, selling, gifting or otherwise trading any of our securities while in possession of material non-public information concerning us or our securities, except in the limited circumstances described in the policy.

Additionally, our Covered Persons are prohibited from engaging in (i) short sales of our securities, (ii) transactions in puts, calls or other derivative securities with respect to our securities, (iii) hedging transactions with respect to our securities, (iv) purchasing our securities on margin, and (v) pledging our securities as collateral for a loan.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that will apply to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code can be found at ir.symbotic.com/corporate-governance/documents-charters under the link “Code of Business Conduct and Ethics.” In addition, we intend to post on our website all disclosures that are required by law or NASDAQ listing standards concerning any amendments to, or waivers from, any provision of the code of business conduct and ethics. The information on any of our websites is deemed not to be incorporated in this proxy statement or to be part of this proxy statement.

Role of Board of Directors in Risk Oversight

Risk is inherent to every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to the implementation of our business model, our ability to compete in the markets we serve, our ability to raise financing in the future, potential cyber-attacks and intrusions and the protection of our intellectual property. Management is responsible for the day-to-day management of risks we face, while our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The role of the board of directors in overseeing the management of our risks is conducted primarily through committees of the board of directors, as disclosed in the descriptions of each of the committees above and in the charters of each of the committees. Our audit committee is also responsible for discussing our policies with respect to risk assessment and risk management.

Communication with Our Directors

Any interested party with concerns about us may report such concerns to the board of directors or the chair and nominating and corporate governance committee, by submitting a written communication to the attention of such director at the following address:

c/o Symbotic Inc.
200 Research Drive
Wilmington, Massachusetts 01887

You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier or other interested party.

A copy of any such written communication may also be forwarded to our legal counsel and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with our legal counsel, with independent advisors, with non-management directors, or with our management, or may take other action or no action as the director determines in good faith, using reasonable judgment and applying his or her own discretion.

Communications may be forwarded to other directors if they relate to important substantive matters and include suggestions or comments that may be important for other directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we may receive repetitive or duplicative communications.

The audit committee oversees the procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. We have also established a toll-free telephone number for the reporting of such activity, which is 1-844-246-9965.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis ("CD&A") explains our executive compensation program for our named executive officers ("NEOs") listed below. This CD&A also describes the process our Compensation Committee of the board of directors (the "Compensation Committee"), undertakes for making pay decisions, as well as its rationale for specific decisions related to the fiscal year ended September 28, 2024. For fiscal year 2024, our NEOs were:

Name	Position
Richard B. Cohen	Chairman of the Board of Directors (“Chairman”) and Chief Executive Officer (“CEO”)
Carol Hibbard (1)	Chief Financial Officer
George Dramalis (2)	Former Chief Technology Officer
Corey Dufresne	Senior Vice President & General Counsel
William Boyd III	Chief Strategy Officer
Thomas Ernst (1)	Former Chief Financial Officer and Treasurer

(1)
On October 2, 2023, we announced the appointment of Ms. Hibbard as our Chief Financial Officer and Treasurer effective December 15, 2023, succeeding Mr. Ernst who retired from his position as chief financial officer and treasurer effective December 15, 2023. For information regarding the transition, please see “Transition Agreement with Mr. Ernst” and “Employment Agreements” below.
(2)
On October 31, 2024, Mr. Dramalis retired from his role as Chief Technology Officer and transitioned to a part-time consulting role. For information regarding his retirement, please see "Employment Agreements" below.

Executive Summary

Fiscal Year 2024 Business Highlights

Our fiscal year 2024 results were driven by a significant increase in the deployment of our supply chain automation system ("System") from fiscal year 2023. The following provides the key financial and operational highlights for 2024:

•
Grew total revenue by over 50% year over year to $1.79 billion.
•
Delivered the first quarter of GAAP net income in the fourth quarter of fiscal year 2024.
•
More than doubled the number of operational Systems from 12 at the end of fiscal year 2023 to 25 at the end of fiscal year 2024.
•
Grew the number of Systems in deployment from 35 at the end of fiscal year 2023 to 44 at the end of fiscal year 2024.
•
Entered into a commercial agreement with Walmart de México y Centroamérica (MBV/BIVA: Walmex) to implement our Systems in two of the retailer’s locations near Mexico City

2024 Compensation Highlights

Our executive compensation program has three primary elements: base salary, annual cash incentives, and long-term equity incentives. Each of these compensation elements serves a specific purpose in our compensation strategy. Base salary is provided at a market-competitive level to reflect an individual NEO’s experience, role and responsibilities. Annual cash incentives reward the achievement of short-term goals, while long-term equity incentives drive our NEOs to focus on long-term sustainable stockholder value creation.

CEO Compensation

Mr. Cohen did not receive any cash or equity compensation from us for his services as our Chairman or as our President and CEO for fiscal year 2024. Our CEO has chosen not to receive a base salary and does not receive any bonus payments, equity awards, or other incentive compensation.

Other NEO Compensation

Based on our performance and consistent with the design of our program, the Compensation Committee made the following executive compensation decisions for the NEOs (other than Mr. Cohen) for fiscal year 2024:

•
Base Salaries. Base salary is paid to attract and retain qualified talent and is set at a level that is commensurate with each executive’s duties and authorities, contributions, prior experience and performance. Ms. Hibbard's base salary for fiscal year 2024 was $600,000 and each of Messrs. Dufresne, Dramalis and Boyd had a base salary of $450,000. Mr. Ernst’s base salary rate prior to his retirement was $375,000.
•
Short-Term Incentive Plan ("STIP"). Our NEOs have the opportunity to earn a performance-based annual cash bonus. Actual bonus payouts depend on the achievement of pre-determined financial goals and advancement of strategic priorities. For the fiscal year ended September 28, 2024, based on our performance results, bonuses for the NEOs were earned at 51.5% of target.
•
Long-Term Equity Incentives. The Compensation Committee may grant long-term equity incentive awards in the form of Restricted Stock Units ("RSUs") and Performance-Based Restricted Stock Units ("PSUs") pursuant to the Symbotic Inc. 2022 Omnibus Incentive Compensation Plan (the “Plan”) in such amounts and subject to such terms and conditions as the Compensation Committee may determine. In fiscal year 2024, the annual grants for senior executives, including the NEOs other than Mr. Ernst, were made in late January 2024 and were comprised of a mix of 67% RSUs and 33% PSUs.
o
RSUs. The Compensation Committee granted RSUs that generally vest over a three-year period, with one-third cliff vesting on the first anniversary of the grant date and the remaining portion of the RSUs vesting over the next two years in eight equal quarterly installments, subject to continued employment.
o
PSUs. The performance goals for the PSUs were based on the achievement of Revenue and Adjusted Free Cash Flow(1) targets over fiscal years 2024 through 2026, with 30% of the PSUs earned based on performance in fiscal year 2024 and 70% of the total PSUs earned based on performance over fiscal years 2024 through 2026.
•
One-Time RSUs. In addition to the annual long-term equity grants described above, certain executives, including Messrs. Dufresne, Dramalis and Boyd, chose to receive a one-time grant of time-based RSUs, with a target value of $300,000 in lieu of a cash bonus for fiscal year 2023. The RSUs vest over three years, with the first one-third vesting on the one-year anniversary of the grant date, and the remaining portion vesting in eight equal quarterly installments thereafter.

(1) Adjusted Free Cash Flow is not prepared in accordance with GAAP. We define Adjusted Free Cash Flow as Adjusted EBITDA less purchases of property and equipment and capitalization of internal use software development costs.

Best Compensation Practices and Policies

We also believe the following practices and policies within our program promote sound compensation governance and are in the best interests of our stockholders and executives:

What We Do		What We Don’t Do
✓	Emphasize variable pay over fixed pay, with a significant portion of pay outcomes tied to our financial results and stock performance	✗	No gross ups for section 280G-related excise taxes
✓	Conduct an annual review of the peer group used for executive compensation comparisons	✗	No significant perquisites
✓	Maintain a clawback policy	✗	No hedging or pledging of our stock
✓	Provide for “double-trigger” equity award vesting and severance benefits upon a change in control	✗	No pension or supplemental executive retirement plans
✓	Use an independent compensation consultant	✗	No incentive programs that create risks reasonably likely to have a material adverse impact on us

Stockholder Say-on-Pay and Say-on-Frequency Vote

During the fiscal year ended September 28, 2024, we became a large, accelerated filer and no longer qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012. As such, our stockholders will have their first opportunity to cast a non-binding advisory vote to approve our executive compensation at the Annual Meeting and the frequency of future non-binding advisory votes to approve our executive compensation. We intend to consider the outcome of such say-on-pay votes when making compensation decisions regarding our executive compensation program. Following the vote at the Annual Meeting and depending on the outcome of Proposal No. 2 (regarding the frequency of future say-on-pay votes), our next say-on-pay vote is expected to occur at our 2026 annual meeting of stockholders.

WHAT GUIDES OUR PROGRAM

The objective of our executive compensation program is to provide a total compensation package to each NEO that enables us to attract, motivate and retain outstanding individuals, encourage individual and collective contributions to the successful execution of our short- and long-term business strategies and reward NEOs for performance.

Elements of Pay: Total Direct Compensation

Pay Element	How It’s Paid	Purpose
Base Salary	Cash (Fixed)	Provide a competitive base salary rate relative to similar positions in the market and enable us to attract and retain critical executive talent.
STIP	Cash (Variable)	Reward executives for delivering on annual financial and strategic objectives that contribute to the creation of stockholder value.
Long-Term Incentives	Equity (Variable)	Provide incentives for executives to execute on longer-term financial goals that drive the creation of stockholder value and support our retention strategy.

Executive Compensation Decision-Making Process

The Role of the Board and the Compensation Committee. The Compensation Committee oversees the executive compensation program for our NEOs. The Compensation Committee is comprised of independent, non-employee members of the board of directors. The Compensation Committee works very closely with its independent compensation consultant and management to examine the effectiveness of our executive compensation program throughout the year. Details of the Compensation Committee’s authority and responsibilities are specified in its charter, which may be accessed at our website at www.symbotic.com by selecting “Investors” and then “Corporate Governance.” The Compensation Committee makes all final compensation and equity award decisions regarding our NEOs, except for the CEO, whose compensation is determined by the independent members of the full board of directors, based upon recommendations of the Compensation Committee. As noted above, our CEO has chosen not to receive a base salary and does not receive any bonus payments, equity awards, or other incentive compensation.

The Role of Management. Members of our management team regularly attend Compensation Committee meetings, where executive compensation, individual and Symbotic's performance, and competitive compensation practices are evaluated. While the management team provides valuable insights and transparency into these discussions, only Compensation Committee members hold voting power over decisions regarding NEO compensation.

The Role of the CEO. The CEO provides his recommendations on the compensation of other NEOs to the Compensation Committee, ensuring management input and oversight. However, all decisions regarding NEO compensation are made by the Compensation Committee. The CEO is excluded from any discussions about his own compensation, ensuring complete independence. Final determinations regarding the CEO’s compensation are made solely by the independent members of the board of directors, ensuring complete independence.

The Role of the Independent Compensation Consultant. The Compensation Committee engages an independent compensation consultant to provide expertise on competitive pay practices, program design, and an objective assessment of any inherent risks of any programs. Pursuant to the authority granted to it under its charter, the Compensation Committee has hired Pearl Meyer & Partners, LLC "Pearl Meyer") as its independent compensation consultant. Pearl Meyer reports directly to the Compensation Committee. The Compensation Committee has conducted an independence assessment of Pearl Meyer in accordance with SEC rules.

The Role of Peer Group Companies. The Compensation Committee strives to set a competitive level of total compensation for each NEO as compared with executive officers in similar positions at peer companies. For purposes of setting fiscal year 2024 compensation levels, in conjunction with the recommendation of Pearl Meyer, the Compensation Committee considered publicly-available data for a group of peer companies (the, "2024 Compensation Peer Group") listed below along with industry specific survey data, where appropriate. The 2024 Compensation Peer Group was selected primarily on the basis of (i) operating in a comparable or tangential industry with a focus on robotics, automation and/or artificial intelligence, or providing software-oriented services; (ii) revenue projections between $650M and $6B; and (iii) market caps in the range of $8B to $80B.

2024 Compensation Peer Group
ANSYS, Inc.	HubSpot, Inc.
Aspen Technology, Inc.	Manhattan Associates, Inc.
Autodesk, Inc.	MongoDB, Inc.
Bentley Systems, Incorporated	Palantir Technologies, Inc.
Cadence Design Systems, Inc.	PTC Inc.
Cloudflare, Inc.	Samsara Inc.
Cognex Corporation	Snowflake Inc.
CrowdStrike Holdings, Inc,	Splunk Inc.
Datadog, Inc.	Teradyne Inc.
Dynatrace, Inc.	The Trade Desk, Inc.

It is important to note that this market data is not the sole determinant in setting pay levels for the NEOs. Actual pay opportunities may be set above or below the targeted levels depending on factors such as experience, individual or company performance, tenure, employee potential, unique skills, criticality of the position to us and other factors. In general, the Compensation Committee desires to balance general internal and external equity and reserve the right to use discretion to deviate when necessary to recruit employees and/or retain the right talent.

FISCAL YEAR 2024 EXECUTIVE COMPENSATION PROGRAM IN DETAIL

Base Salary

Base salary represents annual fixed compensation and is a standard element of compensation necessary to attract and retain executive leadership talent. In making base salary decisions, the Compensation Committee considers the CEO’s recommendations for NEO compensation (other than the CEO), as well as each NEO’s position and level of responsibility within the Company, alongside other factors such as relevant market data and individual performance and contributions.

For fiscal year 2024, and consistent with historic practice, Mr. Cohen chose not to receive any cash or equity compensation from us for his services as our Chairman, President and CEO. Annual base salary rates for the NEOs as of the end of fiscal year 2024 were as follows:

Name	Fiscal Year 2024 Base Salary
Richard B. Cohen (1)	—
Carol Hibbard	$600,000
George Dramalis	$450,000
Corey Dufresne	$450,000
Bill Boyd	$450,000
Thomas Ernst (2)	$375,000

(1)
Mr. Cohen did not receive any cash or equity compensation from us for his services as our Chairman, President and CEO for fiscal year 2024.
(2)
Mr. Ernst retired from his positions as chief financial officer and treasurer effective as of December 15, 2023. Prior to retirement, his base salary was $375,000, For information about his compensation, please see “Agreement with Mr. Ernst” below.

STIP

Annual cash bonuses are paid to align NEO compensation with performance for the fiscal year and are paid under the STIP. Actual payouts depend on the achievement of pre-determined financial performance objectives and advancement of strategic priorities and can range from 0% to 150% of target award amounts. Target annual bonus opportunities are expressed as a percentage of base salary and were established by the level of responsibility of the NEO and their ability to impact overall results. The Compensation Committee also considers market data in setting target award amounts. See “Fiscal Year 2024 Annual Cash Bonus Payouts” below for information about target award opportunities for fiscal year 2024.

Fiscal Year 2024 Performance Measures. The annual cash bonuses are designed to align executive compensation with our strategic priorities by balancing financial growth, operational efficiency, and long-term customer satisfaction. For fiscal year 2024, our performance for purposes of determining annual cash bonus was measured using a combination of financial and non-financial metrics as follows:

Performance Metric	Weight	Rationale
Adjusted EBITDA(1)	50%	Underscores the critical focus on profitability and efficient management of operational costs, ensuring that executives are rewarded for delivering sustainable earnings
Net Revenue	30%	Reflects the importance of driving top-line expansion as a key measure of business momentum
Customer Experience	20%	Highlights our commitment to fostering long-term relationships and satisfaction, which are essential for future growth and brand loyalty

(1)
Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) is a non-GAAP measure as defined in our 2024 Annual Report.

This balanced approach ensures that the NEOs are incentivized to drive both short-term financial results and long-term customer-centric strategies, aligning their goals with our overall success. The chart below shows the fiscal year 2024 goals, as well as actual results.

Payout Level	% of Target	Fiscal Year 2024 Company Performance Measures & Results
		Adjusted EBITDA	Net Revenue	Customer Experience
		(50% Weighting)	(30% Weighting)	(20% Weighting)
Maximum	150%	$172.5M	$1,947M	Discretionary (2)
Target	100%	$150M	$1,770M
Threshold	50%	$127.5 M	$1,593M
Actual Results (1)		$61.7 M	$1,788M
		41.1% of Target	101.0% of Target	100.0% of Target
Payout Level %		0.0% of Target	105.1% of Target	100.0% of Target
Funded Amount		51.5 % of Target

(1)
The actual percent of target achieved is calculated based on straight-line interpolation between incremental goal levels established between threshold and target and target and maximum.
(2)
Customer Experience was evaluated at 100% of target, reflecting a balanced consideration of key performance factors throughout the year and our strategic focus on maintaining strong relationships with existing customers while effectively engaging new ones. Although feedback occasionally varied, the overall results demonstrated sustained trust and positive long-term satisfaction with our solutions.

The STIP also includes an individual performance modifier that may be applied at the Compensation Committee’s discretion based on the individual performance of the NEO. The Compensation Committee may decide to adjust each STIP of a NEO payout upward or downward by applying a multiplier of plus or minus 20% against the initially-calculated payout based on the financial and non-financial results. A multiplier of 100% is equivalent to no adjustment to the initially-calculated payout. For fiscal year 2024, the Compensation Committee approved unadjusted payouts for the NEOs as shown in the table below.

Fiscal Year 2024 Annual Cash Bonus Payouts. Based on the above financial performance results, the following table lists the actual bonuses paid to each of the NEOs for fiscal year 2024 (and paid in fiscal year 2025):

Name	Fiscal Year 2024 Base Salary (1)	Bonus Target (% of Base Salary)	Bonus Target ($)	Company Performance Results (%)	Individual Modifier (%)	Actual Award Payout ($)	Actual Award (as a % of Target)
Richard B. Cohen (2)	—	—	—	—	—	—	—
Carol Hibbard	$553,846	85%	$470,769	51.5%	100%	$242,446	51.5%
George Dramalis (3)	$436,538	50%	$218,269	51.5%	N/A	N/A	N/A
Corey Dufresne	$423,077	50%	$211,539	51.5%	100%	$108,942	51.5%
Bill Boyd	$423,077	50%	$211,539	51.5%	100%	$108,942	51.5%
Thomas Ernst (4)	N/A	N/A	N/A	N/A	N/A	N/A	N/A

(1)
Base Salary is comprised of pro-ration of salary amounts due to start date or increases within the fiscal year.
(2)
Mr. Cohen did not receive any cash or equity compensation from us for his services as our Chairman, President or CEO for fiscal year 2024.
(3)
Mr. Dramalis retired on October 31, 2024, and was ineligible for STIP payment based on the terms of the program.
(4)
Mr. Ernst retired from his positions as chief financial officer and treasurer effective as of December 15, 2023. He was not eligible for an STIP award in fiscal year 2024.

Long-Term Equity Incentives

Long-term equity incentives are designed to recognize the performance of our executives who drive the development and execution of our long-term business strategies and goals. These awards are designed to further align executives’ interests with those of our stockholders, reward executives for stockholder value creation, maintain the competitiveness of our total compensation packages, foster executive stock ownership, and promote retention. We grant long-term incentive awards in the form of equity pursuant to the Plan. For fiscal year 2024, the equity awards granted were delivered in two forms, as described below:

PSUs	The PSUs generally vest subject to continued employment, on the third anniversary of the grant date, to the extent the performance-vesting conditions of the PSUs are met.
RSUs

The RSUs generally vest over a three-year period, with one-third cliff vesting on the first anniversary of the grant date and the remaining portion of the RSUs vesting over the next two years in eight equal quarterly installments, subject to continued employment.

In fiscal year 2024, the annual equity grants were made to our NEOs (other than Ms. Hibbard) in January 2024 and were a mix of 33% PSUs and 67% RSUs (based on grant date fair value). The Compensation Committee may adjust the mix of PSUs and RSUs granted, as well as the performance metrics used and the performance periods, for future awards granted under the Plan. In lieu of an annual equity award, Ms. Hibbard received a one-time, new-hire award in November 2023 upon her appointment as our Chief Financial Officer. The award was granted using a mix of 33% PSUs and 67% RSUs and is subject to the same performance and vesting conditions as the fiscal year 2024 PSUs and RSUs granted to our other NEOs.

Target Long-Term Equity Incentive Award Grants

In determining the size of each equity award granted, the Compensation Committee considers a variety of factors, including benchmarking data on competitive long-term incentive values, the percentage of long-term incentive value to be allocated to PSUs and RSUs, and the position of the NEO. The actual number of PSUs and RSUs granted is calculated by dividing the target award value by the 20-trading day average of our closing stock price ending on the day prior to the date of grant. The table below shows the target PSUs and RSUs awarded for fiscal year 2024 for each of the NEOs:

Name	Target Award Value ($)	PSUs (at Target) (1)		RSUs (2)
		# of Units	Grant Date Fair Value ($)(3)	# of Units	Grant Date Fair Value ($)(3)
Richard B. Cohen (4)	—	—	—	—	—
Carol Hibbard (5)	$10,000,000	85,514	$4,137,167	171,027	$6,312,607
George Dramalis(6)	$2,000,000	14,248	$689,318	28,497	$1,289,204
Corey Dufresne(6)	$2,000,000	14,248	$689,318	28,497	$1,289,204
Bill Boyd(6)	$2,000,000	14,248	$689,318	28,497	$1,289,204
Thomas Ernst (7)	N/A	N/A	N/A	N/A	N/A

(1)
Earned PSUs vest based on the performance criteria described in the next section, “A Closer Look at PSUs.”
(2)
RSUs generally vest over a three-year period, with one-third cliff vesting on the first anniversary of the grant date and the remaining portion of the RSUs vesting over the next two years in eight equal quarterly installments, subject to continued employment.
(3)
Grant date fair values are calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("ASC Topic 718") and may differ from the intended target values. See Note 21 to our consolidated financial statements included in our 2024 Annual Report for assumptions used to calculate our stock awards.
(4)
Mr. Cohen did not receive any cash or equity compensation from us for his services as our Chairman, President and CEO for fiscal year 2024.
(5)
Represents the one-time, new-hire equity award granted in lieu of an annual equity award upon Ms. Hibbard’s appointment as our Chief Financial Officer.
(6)
RSUs and corresponding Grant Date Fair Value exclude the one-time RSUs granted to Messrs. Dufresne, Dramalis and Boyd as described below under "One-Time RSUs."
(7)
Mr. Ernst retired from his positions as chief financial officer and treasurer effective as of December 15, 2023. He did not receive a long-term equity incentive award in 2024.

A Closer Look at PSUs

For fiscal year 2024, the performance goals for the PSUs were based on the achievement of Revenue and Adjusted Free Cash Flow(1) targets. We use Revenue and Adjusted Free Cash Flow because they are key indicators of our ability to drive sustainable growth and effectively manage cash generation. Revenue reflects our capacity to expand market share and increase top-line performance, while Adjusted Free Cash Flow ensures we are focused on operational efficiency and generating sufficient cash to support strategic initiatives, reduce debt, and return value to stockholders. These metrics align with our commitment to delivering long-term stockholder value by balancing growth with financial discipline.

PSUs are also designed to balance long-term value creation with an immediate focus on delivering key financial results, ensuring alignment with both near-term objectives and our sustained growth strategy as follows:

PSU Weight	Performance Metrics	Weight	Performance Period	Award Payout
70%	Cumulative Revenue(2)	50%	FY24 – FY26	Any awards earned will vest after the end of the three-year period
	Cumulative Adjusted Free Cash Flow(3)	50%
30%	Revenue	50%	FY24	Any awards earned will vest on the third anniversary of the grant date
	Adjusted Free Cash Flow	50%

(1)
Adjusted Free Cash Flow is not prepared in accordance with GAAP. We define Adjusted Free Cash Flow as Adjusted EBITDA less purchases of property and equipment and capitalization of internal use software development costs.

(2)
We define Cumulative Revenue as total revenue over a three-year period.
(3)
Cumulative Adjusted Free Cash Flow is not prepared in accordance with GAAP. We define Cumulative Adjusted Free Cash Flow as Adjusted Free Cash Flow over a three-year period.

The portion of the PSUs that is earned is based on the achievement of the following performance goals for the performance metrics as follows:

Payout Level	Award Earned (as % of Target PSUs Granted)	2024 Performance Metrics and Performance Goals
		Revenue	Adjusted Free Cash Flow
		(as a % of Target Performance Goal)	(as a % of Target Performance Goal)
Maximum	150%	110% or greater	125% or greater
Target	100%	100%	100%
Threshold	50%	90%	75%
Below Threshold	0%	Less than 90%	Less than 75%

PSUs Earned for Fiscal Year 2024

Based on the results, the Compensation Committee determined that 52.5% of the target PSUs for the fiscal year 2024 portion of the award (30%) were earned for the performance cycle. These PSUs will vest as settled in shares of our common stock on the third anniversary of the grant date. The chart below shows the performance goals set for Revenue and Adjusted Free Cash Flow, as well as actual results.

Payout Level	Award Earned (as % of Target PSUs Granted)	2024 Performance Metrics and Performance Goals
		Revenue	Adjusted Free Cash Flow
		(50% Weight)	(50% Weight)
Maximum	150%	$1,947M	$172.5M
Target	100%	$1,770M	$138M
Threshold	50%	$1,593M	$103.5M
Below Threshold	0%	—	—
Actual Results(1)		$1,788M	$17M
		101% of Target	12% of Target
Funded Amount		52.5 % of Target

(1)
The actual percent of target achieved is calculated based on straight-line interpolation between incremental goal levels established between threshold and target and target and maximum.

As a result, the NEOs earned the following actual PSUs for the fiscal year 2024 portion of the award:

Name	30% of Target PSUs Granted	Actual PSUs Earned
Richard B. Cohen(1)	—	—
Carol Hibbard	25,654	13,468
George Dramalis (2)	4,274	2,243
Corey Dufresne	4,274	2,243
Bill Boyd	4,274	2,243

(1)
Mr. Cohen did not receive any cash or equity compensation from us for his services as our Chairman, President and CEO for fiscal year 2024.
(2)
Actual PSUs earned by Mr. Dramalis that settle on the third anniversary of the grant date will be pro-rated based on his retirement date according to the terms of the grant agreement.

One-Time RSUs

In January 2024, in addition to the annual long-term equity grant described above, certain executives, including Messrs. Dufresne, Dramalis and Boyd, chose to receive a one-time grant of time-based RSUs, with a target value of $300,000 in lieu of a cash bonus for fiscal year 2023. The RSUs vest over three years, with the first one-third vesting on the one-year anniversary of the grant date, and the remaining portion vesting in eight equal quarterly installments thereafter.

OTHER PRACTICES, POLICIES AND GUIDELINES

Clawback Policy

We have adopted the Policy Regarding the Recovery of Erroneously Awarded Incentive-Based Compensation ("Clawback Policy") to provide for the recovery or “clawback” of excess incentive-based compensation earned by current or former Executive Officers (as defined below), effective as of December 1, 2023. Under the Clawback Policy, “Executive Officer” means our president, principal financial officer, principal accounting officer (or if there is no such accounting officer, the controller), any of our vice-presidents in charge of a principal business unit, division, or function (such as sales, administration, or finance), any other officer who performs a policymaking function, or any other person who performs similar policymaking functions for us. Executive Officers of our subsidiaries are deemed our Executive Officers if they perform such policy making functions for us. Policymaking function is not intended to include policymaking functions that are not significant. Identification of an Executive Officer for purposes of the Clawback Policy would include at a minimum executive officers identified pursuant to 17 CFR 229.401(b), promulgated under the Exchange Act.

Under the Clawback Policy, we will recover reasonably promptly the amount of erroneously awarded incentive-based compensation in the event that we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error was corrected in the current period or left uncorrected in the current period. With certain exceptions as set forth in the Clawback Policy, we will also recover erroneously awarded incentive-based compensation in compliance with the Clawback Policy.

On December 4, 2024, we restated our previously issued unaudited interim financial statements for the first, second and third quarters of fiscal year 2024 that were previously filed in our quarterly reports on Form 10-Q on February 8, 2024, May 7, 2024, and July 31, 2024, respectively (the “Fiscal 2024 Form 10-Qs”). The required restatement was made in connection with our identification, during fiscal year 2024, of goods and services, primarily relating to specific milestone achievements, being expensed prior to the time that the corresponding milestones were achieved. This resulted in the acceleration of the recognition of cost of revenue. Given that we recognize revenue on a percentage of completion basis, this resulted in the acceleration of recognition of revenue. We also identified errors in our revenue recognition related to cost overruns on certain deployments that will not be billable, which additionally impacted System revenue, income (loss) before income tax, net income (loss) and gross margin recognized in the second, third, and fourth quarters of fiscal year 2024. There was no impact to the audited financial statements included in our 2024 Annual Report, but the restatements of the unaudited interim financial statements filed pursuant to the Fiscal 2024 Form 10-Qs qualified as a restatement under the Clawback Policy. Our management prepared an analysis of the incentive-compensation measures utilized in each of the first, second and third quarters of fiscal year 2024 and determined that the adjustments to the financial reporting measures in the interim financial statements did not apply to any element of incentive-based compensation as the STIP and any long-term incentive awards, which are the only forms of incentive-based compensation based on Financial Reporting Measures (as defined in the Clawback Policy), and are based on the results of the audited, annual financial statements rather than any interim period results. At a meeting on December 27, 2024, the Compensation Committee, as administrator of the Clawback Policy, reviewed management’s analysis and concluded that there was no erroneously awarded compensation under the Clawback Policy, and therefore recovery of erroneously awarded compensation was not required pursuant to the Clawback Policy.

Policy on Trading, Pledging and Hedging of Our Stock

Certain transactions in our securities (such as short sales) create a heightened compliance risk or could create the appearance of misalignment between management and stockholders. In addition, securities held in a margin account or pledged as collateral may be sold without consent if the owner fails to meet a margin call or defaults on the loan, thus creating the risk that a sale may occur at a time when an officer or director is aware of material, non-public information or otherwise is not permitted to trade in our securities. Our insider trading policy expressly prohibits the following types of transactions in our stock by our executive officers, directors and employees: short sales; transactions in puts, calls or other derivative securities involving our stock (although the policy does not prohibit exercising any employee stock option or stock appreciation right which may be issued by us from time to time); hedging or monetization arrangements relating to our stock; purchasing our stock on margin; and entering into margin loans or other transactions involving the pledging of our stock.

Practices Related to the Grant of Certain Equity Awards

In response to Item 402(x)(1) of Regulation S-K, we do not currently grant new awards of stock options, stock appreciation rights or similar option-like instruments. Accordingly, we have no specific policy or practice on the timing of awards of such options in relation to our disclosure of material nonpublic information. In the event we determine to grant new awards of such options, the board of directors will evaluate the appropriate steps to take in relation to the foregoing.

Other Benefits and Perquisites

The NEOs participate in employee benefits programs available to our employees generally, including a 401(k) plan and health and welfare programs. Pursuant to Symbotic LLC’s 401(k) plan, we match 100% of each dollar contributed by a participant up to the first 3% of eligible compensation and 50% of each dollar contributed by a participant above 3% and up to the first 5% of eligible compensation, subject to limits under the Internal Revenue Code.

In addition, NEOs that are unitholders of Symbotic Holdings LLC., including as a result of the Class C Units of Warehouse held by such NEOs, participate in a Symbotic Holdings LLC member program ("Member Program") established for recipients of Class C Units. Participants in the Member Program receive certain benefits, including an annual tax preparation allowance of $10,000 for a tax advisor that is paid in pro-rata bi-weekly installments and an adjustment payment to cover social security and Medicare taxes that would have been paid by us if the holder was considered an employee instead of a member of Symbotic Holdings LLC. We also provide participants in the Member Program with payments to cover the tax associated with the tax preparation allowance and member adjustments, as well as a separate state tax adjustment to address the higher state income tax rates that participants will pay to states other than where they reside as a result of such participant’s partner status.

Similarly, executive officers may participate in our 2022 Employee Stock Purchase Plan ("ESPP"), along with our other employees.

Severance and Change-in-Control Agreements

We entered into the arrangements disclosed below in order to encourage our NEOs full attention and dedication to us in the event of our change-in-control, and to provide our NEOs with reasonable compensation and benefits in the event of a change-in-control and a subsequent loss of employment.

All equity awards granted have “double trigger” requirements before vesting upon a change-in-control. See “Executive Compensation Tables – Potential Payments upon a Termination or Change-in-Control” below for descriptions of the severance and change-in-control benefits each NEO would have been eligible to receive if a termination had occurred upon September 28, 2024.

Employment Agreements

William Boyd. Mr. Boyd executed an offer letter dated February 10, 2020 with Symbotic Holdings LLC (f/k/a Warehouse Technologies LLC). He was granted an equity award of Class C units of Warehouse with an estimated value of $3.5 million. The put right that was granted to Mr. Boyd in his offer letter was terminated upon the Closing. Mr. Boyd is not eligible to participate in any of our severance plans or benefit programs. He is subject to a non-compete agreement.

George Dramalis. Mr. Dramalis executed an offer letter dated June 17, 2020 with us. Mr. Dramalis retired on October 31, 2024. Mr. Dramalis was eligible to participate in our benefit programs. Pursuant to his offer letter, upon termination of employment without cause (as defined in his non-competition agreement) and subject to the execution and non-revocation of a general release, he is entitled to 12 months of severance at his then-current base salary. He is subject to a non-compete agreement.

Pursuant to a consulting agreement dated October 31, 2024 between Mr. Dramalis and us, Mr. Dramalis agreed to perform certain services to us through May 30, 2025. As compensation, his equity granted pursuant to the incentive unit agreements between Mr. Dramalis and Warehouse dated May 15, 2020 and March 3, 2021, respectively, will continue to vest while he provides consulting services to us.

Corey Dufresne. Pursuant to an offer letter dated November 7, 2011 between Mr. Dufresne and Symbotic LLC (f//k/a Casepick Systems, LLC), he serves as our General Counsel. Mr. Dufresne is eligible to participate in our benefit programs and is subject to a non-compete agreement.

Pursuant to a Separation & Severance Agreement dated April 1, 2014 ("Severance Agreement") between Mr. Dufresne and us, if Mr. Dufresne’s employment with us is terminated either by us other than for Cause (defined in the Severance Agreement) or by Mr. Dufresne for Good Reason (defined in the Severance Agreement), subject to Mr. Dufresne’s execution and non-revocation of a general release, we will provide him with (i) medical benefits continuation for a period of 12 months through premium reimbursement and (ii) 12 months of severance at his then-current annual base salary.

Carol Hibbard. Pursuant to an offer letter dated September 17, 2023 between Ms. Hibbard and us "Hibbard Offer Letter") Ms. Hibbard’s employment commenced effective as of October 23, 2023, initially serving as Chief Financial Officer designate until she assumed the roles of our Chief Financial Officer, Treasurer, principal financial officer and principal accounting officer effective December 15, 2023. Ms. Hibbard held the role of principal accounting officer through April 15, 2024. Ms. Hibbard’s base salary is $600,000, and she is eligible for an annual performance bonus target of 85% of her base salary under our annual cash bonus program. Ms. Hibbard received a sign-on cash bonus of $300,000, half of which was paid one month after she started, and the other half was paid one year after she started. The sign-on cash bonus is subject to repayment if Ms. Hibbard’s service terminates for Cause (as defined in the Hibbard Offer Letter) or without Good Reason (as defined in the Hibbard Offer Letter) within two years. Ms. Hibbard also received an equity award comprised of RSUs and PSUs with an aggregate target value of $10,000,000. Two-thirds of the equity awards is in the form of RSUs that vest over three years, with the first one-third vesting on the one-year anniversary of the grant date, and the remaining portion vesting in eight equal quarterly installments thereafter. The remaining one-third of the equity awards is in the form of PSUs that will vest, subject to Ms. Hibbard’s continued employment with us, on the third anniversary of the grant date, to the extent the performance-vesting conditions of the PSU are met. Ms. Hibbard was also eligible for relocation services and temporary housing reimbursement of up to $6,000 per month for six months after she started and executive financial planning assistance of up to $15,000 per year for the first two years of her employment and to participate in our benefit programs. If Ms. Hibbard’s employment with us is terminated either by us other than for Cause or by Ms. Hibbard for Good Reason, subject to Ms. Hibbard’s execution of a general release, confidentiality, non-disparagement and non-competition agreement with us, we will provide her with (i) medical benefits continuation for a period of 12 months, either through premium reimbursement or continuation of benefits at our discretion and (ii) 12 months of severance at Ms. Hibbard’ then-current annual base salary. She is also subject to a non-compete agreement.

Transition Agreement with Mr. Ernst

Mr. Ernst. As previously disclosed on a Current Report on Form 8-K, filed with the SEC on October 2, 2023, Mr. Ernst retired from his positions as chief financial officer and treasurer effective as of December 15, 2023. In connection with his retirement, we entered into a transition agreement with Mr. Ernst ("Transition Agreement"), which provided December 15, 2023 as the effective date of his retirement and that he served as a consultant to our CEO and new Chief Financial Officer through September 28, 2024, following his retirement. Pursuant to the Transition Agreement, Mr. Ernst received (i) aggregate severance payments of $375,000, payable in accordance with our normal payroll schedule over a period of twelve (12) months, (ii) aggregate consulting fee payments of $50,000, payable in nine equal monthly payments during the period in which he served as a consultant, (iii) continued vesting of his September 10, 2020 incentive unit award through September 28, 2024 and (iv) continued vesting of his February 6, 2023 restricted stock unit award through September 28, 2024 (collectively, "Severance Benefits"). Mr. Ernst was also entitled to continuation of group medical insurance coverage subsidized by us through December 31, 2024. Under the Transition Agreement, the Severance Benefits were furnished and paid, subject to applicable withholdings and deductions, contingent on, among others: (a) execution and non-revocation of a general release of claims; (b) continued compliance with the confidentiality, non-solicitation and non-disparagement provisions contained in the Transition Agreement, (c) continued compliance with his non-compete provisions for a period of one year following the end of his consulting services, (d) an agreement not to transfer shares of our Class A common stock for a period of four months following his retirement date and (e) his performance of certain obligations with respect to our periodic reporting with the SEC.

Impact of Tax and Accounting

We regularly consider the various tax and accounting implications of our compensation plans. When determining the value of long-term incentives and equity grants to executives and employees, the compensation costs associated with the grants are reviewed, as required by ASC Topic 718.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2024, the following directors served as members of our Compensation Committee: Todd Krasnow (Chair) and Merline Saintill. Daniela Rus was appointed to our Compensation Committee in November 2024. No member of the Compensation Committee was our officer or employee or of any of our subsidiaries during fiscal year 2024 and no member of our Compensation Committee was formerly an officer of any of our subsidiaries or was a party to any disclosable related party transaction involving us. During fiscal year 2024, none of our executive officers served on the board of directors or on the compensation committee of any other entity that has or had executive officers serving as a member of our Compensation Committee.

Report of the Compensation Committee of the Board of Directors

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis, or CD&A, contained in this Proxy Statement. Based on this review and discussion, the Compensation Committee has recommended to the Board that the CD&A be included in this proxy statement and incorporated into the Company’s Annual Report on Form 10-K for the fiscal year ended September 28, 2024.

Members of the Compensation Committee

Todd Krasnow, Chair

Merline Saintill

Daniela Rus

The Compensation Committee Report does not constitute soliciting material and shall not be deemed to be filed or incorporated by reference into any Company filing under the Securities Act of 1933, as amended, or the Exchange Act except to the extent that the Company specifically incorporates the Compensation Committee Report by reference therein.

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table sets forth information regarding compensation awarded to, earned by, or paid to our NEOs during the fiscal years ended September 28, 2024, September 30, 2023, and September 24, 2022. Mr. Cohen did not receive any additional compensation for services provided as a director in fiscal year 2024.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Richard B. Cohen	2024	—	—	—	—	—	—
Chief Executive Officer	2023	—	—	—	—	—	—
	2022	—	—	—	—	—	—
Carol Hibbard(5)	2024	553,846	150,000	10,449,774	242,446	93,522	11,489,588
Chief Financial Officer
Corey Dufresne	2024	423,077	—	2,268,556	108,942	315,703	3,116,278
SVP & General Counsel
George Dramalis(6)	2024	436,538	—	2,268,556	—	219,281	2,924,375
Former Chief Technology Officer
Bill Boyd	2024	423,077	—	2,268,556	108,942	228,473	3,029,048
Chief Strategy Officer
Thomas Ernst(7)	2024	86,538	—	—	—	406,093	492,631
Former Chief Financial	2023	375,000		2,185,126		88,801	2,648,927
Officer	2022	375,000	187,500			92,178	654,678

(1)
For Ms. Hibbard, “Bonus” consists of a $150,000 sign-on bonus.
(2)
This column reflects the aggregate grant date fair value computed in accordance with ASC Topic 718 for RSUs and PSUs, rather than the amount paid to or realized by the NEO. The grant date fair value of the PSUs was calculated based on the expected value of the possible outcomes of the performance conditions related to these awards in accordance with ASC Topic 718 (excluding the effects of estimated forfeitures) and assumes that all PSUs will be earned during the term of the grant. Assuming that the maximum level of performance conditions is achieved, the PSU award values would be $7,635,093. See Note 21 to our consolidated financial statements included in our 2024 Annual Report for assumptions used to calculate our stock awards.
(3)
Non-Equity Incentive Plan Compensation consists of the STIP.
(4)
For fiscal year 2024, consists of 401(k) plan employer contributions and benefits provided pursuant to the Member Program, as discussed in greater detail above in “Other Benefits and Perquisites,” including the annual tax preparation allowance, member adjustments and tax payments paid to holders of Symbotic Holdings LLC units and Class C Units. For Mr. Ernst in fiscal year 2024, consists of the severance benefits payable in connection with his Transition Agreement including $12,456 in COBRA payments and $323,298 in severance payments, $4,546 in 401(k) plan employer contributions, $238 in group life insurance, $15,555 in Member Program payments and $50,000 in payments related to his Consulting Agreement. For Ms. Hibbard, consists of $50,539 in relocation benefits, $30,000 in temporary housing reimbursement, $11,077 in 401(k) plan employer contributions, and $1,905 in group life insurance. For Mr. Dufresne, consists of $9,775 in 401(k) plan employer contributions, $1,104 in group life insurance and $304,824 in Member Program payments. For Mr. Dramalis, consists of $6,092 in 401(k) plan employer contributions, $3,168 in group life insurance and $210,021 in Member Program payments. For Mr. Boyd, consists of $228,473 in Member Program payments.
(5)
On December 15, 2023, Ms. Hibbard was appointed our Chief Financial Officer.
(6)
Mr. Dramalis served as our chief technology officer from July 26, 2020, until October 31, 2024.
(7)
Mr. Ernst served as our chief financial officer from September 10, 2020, until December 15, 2023.

Fiscal Year 2024 Grants of Plan-Based Awards

The following table sets forth certain information with respect to all plan-based awards granted to our NEOs for the fiscal year ended September 28, 2024.

	Grant date	Approval Date(1)	Estimated future payouts under non-equity incentive plan awards(2)			Estimated future payouts under equity incentive plan awards			All other stock awards: Number of shares of stock or units (#)	Grant date fair value of stock awards($)(3)
			Threshold (#)	Target (#)	Maximum (#)	Threshold (#)	Target (#)	Maximum (#)
Richard B. Cohen(4)
Carol Hibbard	11/3/23		235,384	470,769	706,154					4,137,167
	11/3/23					42,757	85,514	128,271	171,027	6,312,607
Corey Dufresne(5)	1/23/24	1/9/24	105,770	211,539	317,309					689,318
	1/23/24	1/9/24				7,124	14,248	21,372	34,908	1,579,238
George Dramalis(5)	1/23/24	1/9/24	109,135	218,269	327,404					689,318
	1/23/24	1/9/24				7,124	14,248	21,372	34,908	1,579,238
Bill Boyd(5)	1/23/24	1/9/24	105,770	211,539	317,309					689,318
	1/23/24	1/9/24				7,124	14,248	21,372	34,908	1,579,238
Tom Ernst(6)

(1)
The “Approval Date” refers to the date on which the Compensation Committee approved the grants reported in the table.
(2)
The amounts reported in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” column, sub-column "Threshold," reflect the threshold payment level for each of the NEOs under STIP. The amounts reported in the "Maximum" sub-column reflect that for fisacl year 2024, the program provided the potential to earn a maximum of 150% of target. The specific components of the STIP are described in the “STIP” section of the CD&A. Non-equity incentive plan awards actually paid by us for services rendered in fiscal year 2024 are reported in the “Non-Equity Incentive Plan Compensation” column of the “2024 Summary Compensation Table” above.
(3)
Stock award values were computed in accordance with ASC Topic 718.
(4)
Mr. Cohen did not receive any cash or equity compensation from us for his services as our Chairman, President and CEO for fiscal year 2024.
(5)
All other stock awards to Messrs. Dufresne, Dramalis and Boyd include a one-time grant of time-based RSUs, with a target value of $300,000. The NEOs' RSUs vest over three years, with the first one-third vesting on the one-year anniversary of the grant date, and the remaining portion vesting in eight equal quarterly installments thereafter, subject to continued employment. The NEOs' PSUs generally vest, subject to continued employment, on the third anniversary of the grant date, to the extent the performance-vesting conditions of the PSUs are met.
(6)
Mr. Ernst retired from his positions as chief financial officer and treasurer effective as of December 15, 2023. He did not receive a long-term equity incentive award in fiscal year 2024.

Fiscal Year 2024 Outstanding Equity Awards at Fiscal Year End

The following table provides information regarding outstanding equity awards held by our NEOs as of September 28, 2024.

Name	Date of Grant	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Richard B. Cohen(3)	--	--	--	--	--
Carol Hibbard	11/3/2023	171,027	$4,364,609
	11/3/2023			85,514	$2,182,317
Corey Dufresne	1/23/2023	52,956	$1,351,437
	1/23/2023(4)			52,952	$1,351,335
	1/23/2024	34,908	$890,852
	1/23/2024(5)			14,248	$363,609
George Dramalis	5/15/2020(6)	78,723	$2,009,016
	3/3/2021(6)	68,354	$1,744,404
	8/17/2022(7)	770,000	$19,650,400
	1/23/2023	52,956	$1,351,437
	1/23/2023(5)			52,952	$1,351,335
	1/23/2024	34,908	$890,852
	1/23/2024(4)			14,248	$363,609
Bill Boyd	5/15/2020(8)	78,723	$2,009,016
	3/3/2021(9)	68,354	$1,744,404
	1/23/2023	52,956	$1,351,437
	1/23/2023(5)			52,952	$1,351,335
	1/23/2024	34,908	$890,852
	1/23/2024(4)			14,248	$363,609
Tom Ernst(10)

(1)
Unless otherwise indicated, RSUs generally vest over three years, with the first one-third vesting on the one-year anniversary of the grant date, and the remainder vesting in eight equal quarterly installments thereafter, subject to the continued employment of the NEO through such vesting date.
(2)
Represents the fair market value of unvested and unearned shares of our common stock as of September 27, 2024, the last trading day of fiscal year 2024, based upon the closing market price of our common stock on such date of $25.52 per share.
(3)
Mr. Cohen has not received any equity compensation from us for his services as our Chairman, President and CEO.
(4)
Represents shares issuable on settlement of fiscal year 2023 PSUs. Earned PSUs are determined by the Compensation Committee at the end of the three-year performance period based on the achievement of revenue and adjusted free cash flow targets over fiscal years 2023 through 2025.
(5)
Represents shares issuable on settlement of fiscal year 2024 PSUs. Earned PSUs are determined by the Compensation Committee at the end of the three-year performance period based on achievement of metrics as described above under "A Closer Look at PSUs."
(6)
Represents the shares of Class V-1 common stock subject to forfeiture that were issued to Mr. Dramalis in connection with the Business Combination for Class C Units of Warehouse held by him at the time of the Closing. The shares of Class V-1 common stock vest equally over five years commencing on May 15, 2020. After Mr. Dramalis' retirement from Symbotic on October 31, 2024, and pursuant to the terms of his consulting agreement, the Class V-1 common stock will continue to vest while Mr. Dramalis serves as a consultant to our CEO and Chief Technology Officer through May 15, 2025.
(7)
This RSU award vested 100% on October 1, 2024.

(8)
Represents the shares of Class V-1 common stock subject to forfeiture that were issued to Mr. Boyd in connection with the Business Combination for Class C Units of Warehouse held by him at the time of the Closing. The shares of Class V-1 common stock vested equally on October 22, 2021, December 31, 2021, December 31, 2022, December 31, 2023 and December 31, 2024.
(9)
Represents the shares of Class V-1 common stock subject to forfeiture that were issued to Mr. Boyd in connection with the Business Combination for Class C Units of Warehouse held by him at the time of the Closing. The shares of Class V-1 common stock vest equally over five years commencing on May 15, 2020.
(10)
Pursuant to the terms of the Transition Agreement, Mr. Ernst did not have any unvested shares at the end of fiscal year 2024.

Fiscal Year 2024 Stock Vested

The following table presents, for each of our NEOs, the shares of our common stock that were acquired upon the vesting of RSUs and the related value realized during the fiscal year ended September 28, 2024.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Richard B. Cohen(2)
Carol Hibbard(3)
Corey Dufresne	76,698	3,502,489
George Dramalis	200,026	9,168,458
Bill Boyd	200,026	9,534,521
Tom Ernst	243,648	9,050,879

(1)
The value realized on vesting is based on the closing market price per share of our common stock on each vesting date, which ranged from $22.92 to $51.33 per share, multiplied by the number of shares that vested.
(2)
Mr. Cohen has not received any cash or equity compensation from us for his services as our Chairman, President and CEO.
(3)
Ms. Hibbard had no stock awards vest in fiscal year 2024.

Potential Payments Upon a Termination or a Change in Control

The severance and change-in-control benefits for our NEOs are provided under individual offer letters, if applicable, and in individual equity award agreements. All equity awards granted have “double trigger” requirements before vesting upon a change-in-control. For a description of the severance benefits for our NEOs pursuant to individual offer letters, see "Employment Agreements" above.

RSU Treatment on Death, Disability or Retirement: Upon a termination of employment due to death, disability or retirement, any RSUs with a vesting date that is within one year after the date of termination will vest.

RSU Treatment on Termination in Connection with a Change of Control: Upon a termination of employment without Cause or for Good Reason (in each case, as defined in the award agreement) on or within one year following a Change of Control (as defined in the award agreement), the RSUs will vest in full.

PSU Treatment on Death, Disability or Retirement: Upon a termination of employment due to death, disability or retirement, a prorated portion of the PSUs will remain eligible to vest on the vesting date to the extent that the performance targets for the performance metrics are achieved at the end of the performance period, with the proration calculated based on the number of days from and including the first day of the performance period through the date of termination, divided by the number of days from and including the first day of the performance period through the end of the performance period.

PSU Treatment on Termination in Connection with a Change of Control: Upon a termination of employment without Cause or for Good Reason, on or within one year following a Change of Control, the PSUs will vest in full.

The following table presents information concerning estimated payments and benefits that would be provided pursuant to the arrangements described above. The estimated payments and benefits set forth below assume that the termination of employment or change-in-control event occurred on the last business day of fiscal year 2024, September 27, 2024, and a per share value of our common stock of $25.52, which is the closing market price per share of our Class A common stock on such date. Actual payments and benefits could be different if such events were to occur on any other date or at any other price, or if any other assumptions are used to estimate potential payments and benefits.

Name	Termination Without Cause or for Good Reason Not in Connection with a Change in Control		Termination Without Cause or for Good Reason in Connection with a Change in Control
	Cash Severance	Healthcare Benefits (1)	Cash Severance	Healthcare Benefits	Equity Acceleration
Rick Cohen	—	—	—	—	—
Carol Hibbard	$600,000	$23,772	$600,000	$23,772	$6,546,926
Corey Dufresne	$450,000	$14,792	$450,000	$14,792	$3,957,233
George Dramalis	—	—	—	—	—
Bill Boyd	—	—	—	—	$3,957,233
Tom Ernst	—	—	—	—	—

(1) This column reflects the cost of medical benefits continuation for a period of 12 months, either through premium reimbursement or continuation of benefits.

PAY VERSUS PERFORMANCE DISCLOSURE

This section should be read in conjunction with the “Compensation Discussion and Analysis” in this proxy statement, which includes additional discussion of the objectives of our executive compensation programs and how they are aligned with our financial and operational performance.

As required by Section 953(a) of the Dodd-Frank Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid, or CAP, to our principal executive officer, or PEO, former PEO, and non-PEO NEOs, as defined by SEC rules, and certain of our financial performance measures. For further information concerning our pay-for-performance philosophy and how we align executive compensation with our performance, refer to the “Compensation Discussion and Analysis” section of this proxy statement.

Pay Versus Performance Table

The following table provides the information required for our PEO, former PEO, and non-PEO NEOs for each of the covered fiscal years ended September 28, 2024, September 30, 2023, and September 24, 2022, along with the financial information required to be disclosed for each fiscal year.

							Year-end value of $100 invested on September 25, 2021 in:
Year (1)(2) (3)	Summary Compensation Table Total for PEO $	Compensation Actually Paid to PEO (4) $	Summary Compensation Table Total for Former PEO $	Compensation Actually Paid to Former PEO(4) $	Average Summary Compensation Table Total for Non-PEO NEOs $	Average Compensation Actually Paid to Non-PEO NEOs (4) $	SYM Total Shareholder Return $	Peer Group Total Shareholder Return (5) $	Net Income (in millions)(6) $	Revenue (in millions) (7) $
2024	—	—	—	—	4,210,384	(314,726)	260.41	163.29	(85)	1,788
2023	—	—	1,649,999	(7,495,338)	4,432,802	14,598,073	341.12	107.57	(208)	1,177
2022	—	—	14,304,539	9,731,876	8,519,163	8,092,278	107.55	79.56	(139)	593

1)
The PEO in each covered fiscal year is Richard B. Cohen. Mr. Cohen served as our Chief Executive Officer for the duration of each covered fiscal year except from April 4, 2022 to November 19, 2022.
2)
The Former PEO in 2022 and 2023 is Michael Loparco. Mr. Loparco served as our chief executive officer from April 4, 2022 to November 19, 2022.
3)
Our non-PEO NEOs consists of the following executives in each covered fiscal year:
a.
2024: Carol Hibbard, Corey Dufresne, George Dramalis, Bill Boyd, Thomas Ernst
b.
2023: Thomas Ernst, Walter Odisho
c.
2022: Thomas Ernst, Michael Dunn

4)
CAP to the PEO, the Former PEO, and non-PEO NEOs reflect certain adjustments from total compensation as reported in the Summary Compensation Table made in accordance with Item 401(v) as described in the table below. As discussed in the “Compensation Discussion and Analysis” section of this proxy statement, Mr. Cohen, our PEO, did not receive any compensation in any covered fiscal year. As such, the PEO’s CAP is $0 in each of the covered fiscal years.

PEO and Former PEO Adjustments

	2024	2023		2022
	PEO ($)	PEO ($)	Former PEO ($)	PEO ($)	Former PEO ($)
Summary Compensation Table Total	—	—	1,649,999	—	14,304,539
Adjustments for Equity Awards:
Minus value of “Stock Awards” reported in Summary Compensation Table	—	—	—	—	(13,718,000)
Add fair value at year-end of awards granted during the covered fiscal year that are outstanding and unvested at year-end	—	—	—	—	9,145,337
Add fair value at vest of awards granted and vested during the covered fiscal year	—	—	—	—	—
Year-over-year change in fair value of awards granted in any prior fiscal year that are outstanding and unvested at year end	—	—	—	—	—
Change as of the vesting date (from the end of the prior fiscal year) in fair value of awards granted in any prior fiscal year for which vesting conditions were satisfied at the end of or during the covered fiscal year	—	—	—	—	—
Minus fair value at end of prior fiscal year of awards granted in any prior fiscal year that fail to meet the applicable vesting conditions during the covered fiscal year	—	—	(9,145,337)	—	—
Compensation Actually Paid (as calculated)	—	—	(7,495,338)	—	9,731,876

Average of Non-PEO NEOs	2024	2023	2022
	Average Non- PEO NEOs ($)	Average of Non- PEO NEOs ($)	Average of Non-PEO NEOs ($)
Summary Compensation Table Total	4,210,384	4,432,802	8,519,163
Adjustments for Equity Awards:
Minus value of “Stock Awards” reported in Summary Compensation Table	(3,451,088)	(3,823,978)	(7,835,389)
Add fair value at year-end of awards granted during the covered fiscal year that are outstanding and unvested at year-end	1,665,408	7,869,094	3,766,964
Add fair value at vest of awards granted and vested during the covered fiscal year	—	—	2,542,709
Year-over-year change in fair value of awards granted in any prior fiscal year that are outstanding and unvested at year end	(2,376,039)	4,507,052	1,151,867
Change as of the vesting date (from the end of the prior fiscal year) in fair value of awards granted in any prior fiscal year for which vesting conditions were satisfied at the end of or during the covered fiscal year	1,443,851	1,613,103	237,265
Minus fair value at end of prior fiscal year of awards granted in any prior fiscal year that fail to meet the applicable vesting conditions during the covered fiscal year	(1,807,242)	—	(290,301)
Compensation Actually Paid (as calculated)	(314,726)	14,598,073	8,092,278

The amounts shown for CAP have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized or received by our NEOs during the applicable years. Given a significant amount of CAP is dependent on our stock price at a specific point in time, it is important to note that the value could have been drastically different if other measurement dates were chosen. The amount of compensation actually realized may, in fact, be different from the amounts disclosed in the Pay Versus Performance Table.

5)
The peer group total shareholder return (“TSR”) set forth in this table utilizes the S&P 500 Information Technology Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our 2024 Annual Report. The comparison assumes $100 was invested in both SYM and the S&P 500 Information Technology Index on September 25, 2021. TSR for each fiscal year in the table is the value of each of those $100 investments as of the date of our applicable fiscal year end. Historical stock price performance is not necessarily indicative of future stock price performance

6)
Reflects net income calculated in accordance with generally accepted accounting principles (“GAAP”) in our Consolidated Statements of Income included in our Annual Report on Form 10-K for the applicable fiscal year.
7)
Revenue, which is a GAAP financial measure, represents the most important financial performance measure used by us to link our performance to CAP to our NEOs, including our PEO, for the most recently completed fiscal year, as required pursuant to Item 402(v) of Regulation S-K. We believe that growing revenue is central to our ability to increase stockholder value. As such, we include revenue as a component in both our annual cash bonus plan and in our performance-based RSU program. We may determine a different financial performance measure to be the most important financial performance measure in future years.

Relationships Between CAP and Select Financial Performance Measures

The illustrations below provide a graphical description of CAP (as calculated in accordance with SEC rules) and the following measures:

•
Our cumulative TSR and the S&P 500 Information Technology Index cumulative TSR;
•
Our Net Income; and
•
Our Revenue.

As previously discussed, our PEO, Mr. Cohen, did not receive any compensation in any of the covered fiscal years. His CAP value of $0 in each covered fiscal year has been omitted from the following charts for ease of readability.

CAP and Our Cumulative TSR / Cumulative TSR of the Peer Group

$16,000
$14,000
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$0
($2,000)
Compensation Actually Paid ($000s)
$400.00
$350.00
$300.00
$250.00
$200.00
$150.00
$100.00
$50.00
$0.00
Total Shareholder Return on $100 Invested at Beginning of Period
$14,305
$8,092
$14,598
$1,650
($315)
$107.55
$341.12
$260.41
$79.56
$107.57
$163.29
2022
2023
2024
Former PEO CAP
Average non-PEO NEO CAP
SYM value of $100 invested on 9/25/21
Peer Group value of $100 invested on 9/25/21

CAP and Our Net Income

$16,000
$14,000
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$0
($2,000)
Compensation Actually Paid ($000s)
$0
($50)
($100)
($150)
($200)
($250)
($300)
Net Income ($ Mil.)
$14,305
$8,092
($139)
$1,650
$14,598
($208)
($85)
($315)
2022
2023
2024
Former PEO CAP
Average non-PEO NEO CAP
Net Income ($Mil.)

CAP and Our Revenue

$16,000
$14,000
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$0
($2,000)
Compensation Actually Paid ($000s)
$14,305
$8,092
$593
$1,650
$14,598
$1,177
$1,788
($315)
2022
2023
2024
$2,000
$1,800
$1,600
$1,400
$1,200
$1,000
$800
$600
$400
$200
$0
Revenue ($ Mil.)
Former PEO CAP
Average non-PEO NEO CAP
Revenue ($Mil.)

Tabular List of Important Performance Measures

As described in greater detail in the “Compensation Discussion and Analysis” section of this proxy statement, our executive compensation program reflects a pay-for-performance philosophy. We utilize metrics for our short- and long-term incentive compensation programs based on an objective of driving profitable growth and effectively managing cash generation to increase shareholder value. Listed below are the financial performance measures which, in our assessment, represent the most important performance measures we used to link CAP to our NEOs to Company performance in fiscal year 2024. Of these measures, we have identified Revenue as the most important of our financial performance measures.

•
Revenue;
•
Adjusted EBITDA*; and
•
Adjusted Free Cash Flow*.

* Adjusted EBITDA and Adjusted Free Cash Flow are not prepared in accordance with GAAP. Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) is defined in our 2024 Annual Report. We define Adjusted Free Cash Flow as Adjusted EBITDA less purchases of property and equipment and capitalization of internal use software development costs

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding our equity compensation plans as of September 28, 2024.

	(a)	(b)	(c)
	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders(1)	7,323,137(2)	—	56,728,866(3)(4)
Equity compensation plans not approved by stockholders	—	—	—
Total	7,323,137	—	56,728,866

(1)
These plans consist of our Plan and our ESPP, which were approved and adopted by stockholders in June 2022.
(2)
Represents 7,323,137 shares of Class A common stock underlying RSUs and PSUs granted under the Plan.
(3)
Consists of 54,544,562 shares of Class A common stock remaining available for issuance under the Plan and 2,184,304 shares of Class A common stock remaining available for issuance under the ESPP.
(4)
The number of shares available under the Plan is subject to an annual increase on the first trading day of each calendar year, beginning January 1, 2023 and ending on and including January 1, 2032, by a number of shares equal to the lesser of (i) 5% of the aggregate number of shares of our Class A common stock outstanding on the last day of the prior calendar year and (ii) such smaller number of shares (which may be zero) as determined by the Compensation Committee prior to such calendar year. The number of shares available under the ESPP is subject to an annual increase on the first day of each calendar year, beginning January 1, 2023 and ending on and including January 1, 2032, equal to the lesser of (i) 1% of the aggregate number of shares of our Class A common stock outstanding on the last day of the prior calendar year, (ii) the number of shares that equals 2,533,208 and (iii) such smaller number of shares (which may be zero) as determined by the Compensation Committee prior to such calendar year.

DIRECTOR COMPENSATION

Director Compensation

Our board of directors adopted a non-employee director compensation program that entitles our non-employee directors to a cash retainer for service on the board of directors and for service on each committee on which the director is a member. Such fees are payable in arrears in four equal quarterly installments on our last regularly scheduled payday of each quarter, provided that the amount of such payment will be prorated for any portion of such quarter that the director is not serving on our board of directors. The fees payable to non-employee directors for service on the board of directors and for service on each committee of the board of directors on which the director is a member were as follows for the fiscal year ended September 28, 2024:

	Member Annual Fee FY 2024 ($)	Member Annual Fee FY 2025 ($)	Chair Annual Fee FY 2024 ($)	Chair Annual Fee FY 2025 ($)
Board of Directors	50,000	50,000	100,000	130,000
Audit Committee	10,000	10,000	20,000	25,000
Compensation Committee	7,500	7,500	15,000	20,000
Nominating and Corporate Governance Committee	5,000	5,000	10,000	10,000

Our non-employee director compensation program entitles each director to an annual grant of RSUs to be granted on the date of our annual meeting in conjunction with his or her election or reelection to the board of directors. In fiscal year 2024, the annual grant had a grant date fair value equal to $175,000 and in fiscal year 2025, the annual grant will have a grant date fair value equal to $265,000. Each grant will vest upon the earlier of one year from the grant date, the next annual meeting or a change of our control. In addition, upon a director’s initial appointment or election to the board of directors, the director receives RSUs with a grant date fair value equal to $400,000 that vest in three equal installments on each of the first three anniversaries of the grant date.

We also reimburse our non-employee directors for reasonable travel and other expenses incurred in connection with attending meetings of our board of directors and any committee of our board of directors on which the director serves.

Our board of directors adopted an updated non-employee director compensation program, which became effective October 1, 2024. Other than as described above and as set forth in this table, we did not pay any cash compensation, grant any equity awards or non-equity awards to or pay any other form of compensation to any of the non-employee members of our board of directors for their services in fiscal year 2024 as our directors.

	Fees Earned	Stock	All Other
	or Paid in Cash	Awards	Compensation	Total
Name	($)	($)(1)(2)	($)	($)
Richard Cohen	—	—	—	—
Rollin Ford	65,000	166,176	—	231,176
Charles Kane	70,000	166,176	—	236,176
Todd Krasnow	65,000	166,176	—	231,176
Vikas Parekh(3)	—	—	—	—
Daniela Rus(4)	50,000	166,176	10,000	226,176
Merline Saintil	67,500	166,176	—	233,676

(1)
Amounts shown reflect the full grant date fair value on the date of grant calculated in accordance with ASC Topic 718 of shares of our Class A common stock granted to the directors in fiscal year 2024.

(2)
As of September 28, 2024, the aggregate number of shares subject to outstanding equity awards held by our non-employee directors was:

Shares Underlying
Name	Stock Awards(a)(b)
Rollin Ford	4,060
Charles Kane	4,060
Todd Krasnow	4,060
Vikas Parekh	4,060
Daniela Rus(c)	17,991
Merline Saintil(d)	21,560

(a)
Represents the number of shares underlying any outstanding unvested RSU award.
(b)
Each of Messrs. Ford, Kane and Krasnow and Mses. Rus and Saintil received an equity award of 4,060 RSUs on March 1, 2024 pursuant to the terms of the non-employee director compensation program described above. Each RSU award vests upon the earlier of March 1, 2025, the date of the Annual Meeting or upon a change in control, subject to the director’s continued service through the vesting date.
(c)
Ms. Rus received an equity award of 20,895 RSUs on March 1, 2023 pursuant to the terms of our non-employee director compensation program in connection with her initial election to our board of directors. The RSUs vest as follows: 1/3 on each of March 1, 2024, March 1, 2025 and March 1, 2026, subject to Ms. Rus’s continued service through the applicable vesting dates.
(d)
Ms. Saintil received an equity award of 52,500 RSUs on August 17, 2022, pursuant to the terms of her invitation to serve as a member of the Warehouse advisory board on October 20, 2021 and in recognition of her contributions to the advisory board. The RSUs vested as follows: 1/3 of the RSUs vested on each of October 20, 2022, October 20, 2023, and October 20, 2024.
(3)
Mr. Parekh has declined to receive any compensation for his services as our director.
(4)
The amount represented in the “All Other Compensation” column includes compensation for serving as chair of our Technology Advisory Board.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Certain Relationships and Transactions

Other than the compensation agreements and other arrangements described under “Executive Compensation” and “Director Compensation” in this proxy statement and the transactions described below pursuant to Regulation S-K, Item 404 of the Exchange Act, there has not been, and there is not currently proposed, any transaction or series of similar transactions to which we were, or will be, a party in which the amount involved exceeded, or will exceed, $120,000 and in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had, or will have, a direct or indirect material interest.

Registration Rights Agreement

We entered into the A&R Registration Rights Agreement with SVF Sponsor III (DE) LLC ("SVF Sponsor"), certain independent directors of SVF 3 (the “SPAC Independent Directors”) and certain legacy Warehouse unitholders (the “Symbotic Equityholders,” and together with the SVF Sponsor and the SPAC Independent Directors, the “Registration Rights Holders”). Pursuant to the A&R Registration Rights Agreement, we agreed to file a shelf registration statement with respect to the Registrable Securities (as defined in the A&R Registration Rights Agreement) held by the Registration Rights Holders within 45 days of the date of the A&R Registration Rights Agreement. Up to three times in any 12-month period, certain of the Symbotic Equityholders and the SVF Sponsor (including their respective permitted transferees) may request to sell all or any portion of their Registrable Securities in an underwritten offering that is registered pursuant to the shelf registration statement, so long as the total offering price is reasonably expected to exceed $25,000,000. The A&R Registration Rights Agreement also provides for customary “demand” and “piggyback” registration rights. The A&R Registration Rights Agreement provides that we will pay certain expenses relating to such registrations and indemnify the equityholders party thereto against certain liabilities.

Tax Receivable Agreement

In connection with the Closing, SVF 3 entered into the Tax Receivable Agreement (the “TRA”), which generally provides for the payment by us to the parties identified in the TRA (the “TRA Holders”) of 85% of the amount of the cash savings, if any, in U.S. federal and state income tax that we actually realize (or are deemed to realize in certain circumstances) in periods after the Closing as a result of (i) the existing tax basis in certain assets of Symbotic Holdings that is allocable to the relevant Symbotic Holdings Common Units, (ii) any step-up in tax basis in Symbotic Holdings’ assets resulting from (a) certain purchases of Symbotic Holdings Common Units (including the purchases of the Purchase Units pursuant to the Unit Purchase Agreement), (b) future exchanges of Symbotic Holdings Common Units for cash or shares of our Class A common stock, (c) certain distributions (if any) by Symbotic Holdings and (d) payments under the TRA and (iii) tax benefits related to imputed interest deemed to be paid by us as a result of payments under the TRA. The term of the TRA will continue until all such tax benefits have been utilized or expired unless we exercise our right to terminate the TRA for an amount representing the present value of anticipated future tax benefits under the TRA or certain other acceleration events occur.

Moreover, the TRA provides that, in the event that (i) we exercise our early termination rights under the TRA, (ii) we experience certain changes of control (as described in the TRA) or (iii) we breach any of our material obligations under the TRA, our obligations under the TRA may accelerate and we could be required to make a lump-sum cash payment to each TRA Holder equal to the present value of all future payments that would have otherwise been made under the TRA, which lump-sum payment would be based on certain assumptions, including those relating to our future taxable income.

Payments under the TRA will generally be made pro rata among all TRA Holders entitled to payments on an annual basis to the extent we have sufficient taxable income to utilize the increased depreciation and amortization deductions. The availability of sufficient taxable income to utilize the increased depreciation and amortization expense will not be determined until such time as the financial results for the year in question are known and tax estimates prepared, which typically occurs within 90 days after the end of the applicable calendar year. We expect to make payments under the TRA, to the extent they are required, within 125 days after our federal income tax return is filed for each fiscal year. Interest on such payments will begin to accrue at a rate equal to SOFR plus 100 basis points from the due date (without extensions) of such tax return.

Tax Distribution to Equityholders of Symbotic Holdings

For the fiscal year ended September 28, 2024, we distributed the following amounts as tax distributions to certain of our directors, executive officers and holders of five percent or more of our capital stock or members of the immediate family of, or entities affiliated with, the foregoing persons:

Related Party	Amount ($)
5% Shareholders
Walmart Inc.	5,807,552
Rick Cohen(1)	1,706,983
RBC Millenium Trust(1)	15,267,791
RBC 2021 4 Year GRAT(2)	16,686,734
RJJRP Holdings(2)	4,231,596
David Ladensohn(3)	2,610,377
Officers
William Boyd III	49,609
George Dramalis	36,601
Corey Dufresne(4)	152,003
Tom Ernst	70,576
Directors
Rollin Ford(5)	116,985
Chuck Kane	64,052
Todd Krasnow(6)	114,048

(1)
Consists of amounts paid to trusts related to Mr. Cohen and his wife.
(2)
Consists of amount paid to a trust related to Mr. Cohen.
(3)
Consists of amounts paid to trusts related to family members of Mr. Cohen of which Mr. Ladensohn serves as a trustee.
(4)
Consists of amounts paid to Mr. Dufresne and a related trust.
(5)
Consists of amounts paid to trusts for which Mr. Ford's wife serves as trustee.
(6)
Consists of amounts paid to Mr. Krasnow, family members, a related trust and Inlet View, of which Mr. Krasnow serves as president and chief executive officer.

Pursuant to the Second Amended and Restated Limited Liability Company Agreement of Symbotic Holdings, Symbotic LLC makes pro rata tax distributions to the holders of Symbotic Holdings’ units in an amount sufficient to fund all or part of their tax obligations with respect to the taxable income of Symbotic Holdings that is allocated to them. Those payments did not require audit committee approval under our Related-Party Transaction Policy.

Indemnification Agreements

On June 7, 2022, we entered into indemnification agreements with each of our then existing directors and executive officers. Since then, new directors and executive officers have entered into indemnification agreements with us when they join us. Each indemnification agreement provides for indemnification and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to us or, at our request, service to other entities, as officers or directors to the maximum extent permitted by applicable law.

Board of Directors Observer Agreements

On January 13, 2023, we entered into a series of Board Observer Agreements (the “Board Observer Agreements”) with each of Jill Cohen, Perry Cohen and Rachel Kanter (each, a “Board Observer”) granting each Board Observer, subject to the terms and conditions of the Board Observer Agreements, the right to serve as a non-voting observer of our board of directors. Jill Cohen and Rachel Kanter are the daughters and Perry Cohen is the son of Richard Cohen, who is our Chair, President and CEO.

Subject to confidentiality and certain other conditions contained in each Board Observer Agreement, each Board Observer may (i) attend and observe meetings of the board of directors (but not meetings of any committees thereof or any such meeting that is an executive session limited solely to independent directors, independent auditors and/or legal counsel)

in a non-voting, observer capacity and (ii) receive copies of written materials and other information in connection with such meetings. Pursuant to the terms of the Board Observer Agreement, we may exclude each Board Observer from accessing any materials or attending any meeting or any portion thereof at our sole discretion if such exclusion is otherwise prudent including, but not limited to, in response to the existence of a potential conflict of interest. Each Board Observer Agreement may be terminated by us at any time with or without cause. The Board Observers are not entitled to any fees or to the reimbursement of any expenses in connection with their roles as Board Observers.

Each Board Observer’s status as a board observer will not amend, alter, or otherwise change the composition of our board of directors, the terms of current directors elected by our stockholders, or the members of any committee of our board of directors.

C&S Wholesale Grocers

Our founder, Chair, President and CEO, Richard Cohen, also serves as the executive chairman of C&S Wholesale Grocers; and he and trusts for the benefit of his family are the only beneficial stockholders of that company. As a result, C&S Wholesale Grocers can be considered our affiliate. In addition, our Chief Strategy Officer, William Boyd III, also serves as executive vice president and chief legal officer of C&S Wholesale Grocers, our Chief Human Resources Officer, Miriam Ort, also serves as chief human resources officer of C&S Wholesale Grocers, and Todd Krasnow, one of our directors, is a member of the C&S Wholesale Grocers advisory board.

Customer Contracts

C&S Wholesale Grocers is also an important customer that has implemented production of our System. We have customer contracts with C&S Wholesale Grocers relating to Systems implementation, software maintenance services and the operations of our System. Revenue of $58.9 million, $15.8 million and $3.5 million was recognized for the years ended September 28, 2024, September 30, 2023 and September 24, 2022, respectively, relating to these customer contracts. We are currently implementing a System for C&S Wholesale Grocers and we also have ongoing software license and maintenance obligations under our contracts with C&S Wholesale Grocers through September 2029.

Shared Services

We currently utilize certain shared services with C&S Wholesale Grocers in the operation of our business. A number of these services, including IT equipment and security systems and certain other arrangements (including other support services), are pursuant to unwritten arrangements with C&S Wholesale Grocers. We are currently in the process of entering into independent arrangements and/or agreements with C&S Wholesale Grocers with respect to these services, including with respect to the allocation of liabilities and obligations attributable to us and to C&S Wholesale Grocers under any continued shared services.

Aircraft Time-Sharing Agreement

In certain instances, our business requires our executives to use privately owned aircraft in furtherance of our business. In December 2021 and May 2022, we entered into aircraft time-sharing agreements with C&S Wholesale Grocers with respect to private aircraft owned by C&S Wholesale Grocers. Pursuant to the agreements, beginning in January 2022, we reimburse C&S Wholesale Grocers for certain costs consistent with Federal Aviation Administration regulations for the flights by our executives on the aircraft pursuant to the time-sharing agreements.

For the fiscal years ended September 28, 2024, September 30, 2023 and September 24, 2022, we paid $1.1 million, $0.9 million and $0.7 million, respectively, to C&S Wholesale Grocers pursuant to these agreements. All flights by our executives on the aircraft pursuant to the time-sharing agreement are for business purposes.

Usage of Facility and Employee Services

We have a license arrangement with C&S Wholesale Grocers whereby C&S Wholesale Grocers is providing receiving and logistics services for us within a C&S Wholesale Grocers distribution facility. The arrangement also provides for C&S Wholesale Grocers employees assisting with certain of our operations. We incurred $1.9 million, $2.9 million, and $0.2 million of expense related to this arrangement for the fiscal years ended September 28, 2024, September 30, 2023 and September 24, 2022, respectively.

Walmart

MAA

We have worked with Walmart since 2015 and entered into an initial Walmart Master Automation Agreement (“MAA”) in 2017 and restated and amended that agreement in January 2019. On April 30, 2021, we amended the MAA to expand our commercial relationship with Walmart and the scope of the MAA to the implementation of Systems across 25 of Walmart’s 42 regional distribution centers. On May 20, 2022, we again amended and restated the MAA to further expand our commercial relationship with Walmart and the scope of the MAA to the implementation of additional Systems across all of Walmart’s 42 regional distribution centers. The amendment and restated MAA added approximately an additional $6.1 billion to our backlog.

The implementation of our Systems under the MAA began in 2021 and will continue based upon an agreed-upon timeline, subject to limited adjustment, with the implementation of all Systems to begin by the end of 2029. For each System, Walmart pays us:

•
the cost of implementation, including the cost of material and labor, plus a specified net profit amount, subject in certain cases to a capped cost amount;
•
for software maintenance and support for a minimum of 15 years following preliminary acceptance of the System and with annual renewals thereafter; and
•
for spare parts.

Walmart also pays us for operation services for Systems installed in the first four buildings for an operation service period for each System that ends on the third anniversary of preliminary acceptance of the final System installed in a building.

The initial term of the MAA expires on May 20, 2034 with annual renewals of the term thereafter. At any time, either party may terminate the MAA in the event of insolvency of the other party or a material breach of the other party that has not been cured. Walmart may also terminate the MAA at any time if we fail to meet certain performance standards or undergo certain change of control transactions.

Pursuant to the MAA, we must provide Walmart notice in certain circumstances, including if we explore transactions that would reasonably be expected to result in a change of control or sale of 25% or more of our voting power. Such transactions are prohibited for specified time periods following such notice, and we must allow Walmart to participate on terms and conditions substantially similar to those of other third-party participants. We have also agreed to certain restrictions on our ability to sell or license our products and services to a specified company or its subsidiaries, affiliates, or dedicated service providers.

Investment and Subscription Agreement

On December 12, 2021, we entered into an Investment and Subscription Agreement (the “Investment and Subscription Agreement”) with Walmart. Pursuant to such agreement, in connection with the amendment and restatement of the MAA on May 20, 2022, Walmart exercised a warrant to purchase 267,281 units of Warehouse, or 3.7% of the total outstanding units of Warehouse at that time as calculated following the exercise of the warrant and issuance of units thereunder, at an aggregate purchase price of $103,980,327. We also issued Walmart a new warrant to purchase 258,972 units of Warehouse, or 3.5% of the total outstanding units of Warehouse at that time as calculated on a pro forma basis at the time of the issuance of the warrant, subject to customary adjustments, at an exercise price of $614.34 per unit, which is the estimated value of a unit of Warehouse on the date of the Merger Agreement based on the Exchange Ratio assuming one share of Class A Common Stock is $10.00. In connection with the Closing, the warrant to purchase 258,972 units of Warehouse converted into a new warrant to acquire up to an aggregate of 15,870,411 common units of Symbotic Holdings. This warrant vested in the second quarter of fiscal year 2023 and was exercised by Walmart in December 2023 at an exercise price of $10.00 per common unit, for an aggregate purchase price of $158,704,110.

Pursuant to the Investment and Subscription Agreement and as a result of the warrant exercise, Walmart has the right to designate a Walmart employee of a certain seniority level to attend all meetings of the board of directors in a nonvoting observer capacity, except in certain circumstances, including where such observer’s attendance may be inconsistent with the directors’ fiduciary duties to us or where such meetings may involve attorney-client privileged information, a conflict of interest between the Company and Walmart or information that we determine is competitively or commercially sensitive. Additionally, pursuant to the Investment and Subscription Agreement and subject to certain exceptions described therein, Walmart is subject to a standstill agreement that limits Walmart’s ability to pursue certain transactions with respect to Warehouse and us until the earlier of (i) December 12, 2025 and (ii) the later of (a) the date on which Walmart owns less than 5% of the fully diluted equity interests of Warehouse or, after the Closing, us and (b) the date that is six months after Walmart no longer has the board observer rights described above.

Mexico Agreement

On September 30, 2024, we entered into a commercial agreement with Walmart de México y Centroamérica to implement our System in two of their locations near Mexico City (“Mexico Agreement”). For each System, Walmart pays us:

•
the cost of implementation, including the cost of material and labor, plus a specified net profit amount, subject in certain cases to a capped cost amount;
•
for software maintenance and support for a minimum of 20 years following preliminary acceptance of the System and with annual renewals thereafter; and
•
for spare parts.

Walmart will also pay us for operation services for Systems pursuant to which we will provide services to operate and maintain each System. We also entered into a design services agreement with Walmart for the design of the Systems.

The Mexico Agreement added approximately an additional $440 million to our backlog.

WASR Purchase Agreement and Walmart Commercial Agreement

On January 15, 2025, we entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Walmart, pursuant to which we have agreed to acquire from Walmart all of the issued and outstanding equity interests in Walmart Advanced Systems & Robotics Inc., a Delaware corporation and wholly owned subsidiary of Walmart (“WASR”).

The Purchase Agreement provides that we will pay to Walmart: (a) upon the closing (the “WASR Closing”) of the transactions contemplated by the Purchase Agreement, $200,000,000 in cash, subject to customary adjustments for cash, indebtedness and transaction expenses (the “Base Consideration”), and (b) deferred cash consideration after the WASR Closing of (i) $175,000,000, payable upon acceptance of the first APD (as defined below) under the terms of the Walmart Commercial Agreement (as defined below) by Walmart, and (ii) $175,000,000, payable upon Walmart’s exercise of the Additional APD Option (as defined below).

Contemporaneously with the WASR Closing, we will enter into a Master Automation Agreement with Walmart (the “Walmart Commercial Agreement”), which will set forth the terms, conditions, rights and obligations governing the development, manufacture and installation of accelerated pickup and delivery systems (“APDs”) by us for Walmart. The Walmart Commercial Agreement will provide for a commitment, subject to the satisfaction of defined system performance metrics of the APDs, from Walmart to purchase 400 APDs, with an option for Walmart to purchase an additional 200 APDs (the “Additional APD Option”), exercisable by Walmart within 30 days following acceptance of the 220th APD under the terms of the Walmart Commercial Agreement. For each APD, Walmart will pay us:

•
the cost of implementation, including the cost of material and labor, plus a specified net profit amount;
•
for software maintenance and support; and
•
for spare parts and other miscellaneous expenses.

Pursuant to the Walmart Commercial Agreement, Walmart will also pay us a total of $520,000,000 of research and development fees relating to the generation of prototypes and other research and development, with $230,000,000 payable at the WASR Closing, $165,000,000 payable one year after the WASR Closing and $125,000,000 payable two years after the WASR Closing. Under certain specified circumstances, if we commercialize substantially similar APDs (or the software used within) with third parties, Walmart may be entitled to a royalty fee paid by us. The Walmart Commercial

Agreement will also require us to provide certain systems and services at prices that are substantially no less favorable to Walmart (in the aggregate) than those of any of our other customers with regard to those systems and services.

For a discussion of the board nomination and board observer rights Walmart will have under Walmart Commercial Agreement, see “Corporate Governance – Board of Directors Leadership Structure” above.

The initial term of the Walmart Commercial Agreement will expire on twelfth anniversary of its signing. At any time, either party will be able to terminate the Walmart Commercial Agreement in the event of insolvency of the other party or a material breach of the other party that has not been cured. Walmart will also be able to terminate the Walmart Commercial Agreement at any time if we fail to meet certain performance standards or undergo certain change of control transactions. Pursuant to the terms of the Walmart Commercial Agreement, we will be subject to certain restrictions on our ability to sell or license our products and services to a specified company or its subsidiaries, affiliates or dedicated service providers, including a quantitative limit regarding the sale or license of systems to third parties.

The WASR Closing is subject to certain customary closing conditions and is anticipated to close in our fiscal second quarter of 2025.

GreenBox

On July 21, 2023, in conjunction with entities related to the SoftBank Group, we established GreenBox Systems LLC (“GreenBox”), a strategic joint venture to build and automate supply chain networks globally by operating and financing Symbotic’s advanced A.I. and automation technology for the warehouse. Symbotic and the SoftBank Group own 35% and 65% of GreenBox respectively.

On July 23, 2023, we entered into a commercial agreement with GreenBox that sets forth the terms, conditions, rights and obligations governing the design, installation, implementation and operation of the Systems by Symbotic for GreenBox. On the terms and subject to the conditions set forth therein, the commercial agreement provides for a commitment from GreenBox to expend at least $7.5 billion in the aggregate to purchase Systems over a six-year period pursuant to an agreed-upon timeline with implementation of Systems expected to begin in fiscal year 2024. For each System, GreenBox will pay to Symbotic: (i) the cost of implementation, including the cost of material and labor, plus a specified net profit amount; (ii) for software maintenance and support; and (iii) for spare parts and other miscellaneous expenses. The initial term of the commercial agreement with GreenBox expires on July 23, 2027, subject to a two-year extension by GreenBox if, at the end of the initial term, project SOWs (as defined in the commercial agreement) have not been executed with respect to Systems with an aggregate purchase price of GreenBox’s purchase commitment. At any time, either party may terminate the commercial agreement in the event of insolvency of the other party or a material breach of the other party that has not been cured.

Procedures with Respect to Review and Approval of Related Person Transactions

Our board of directors recognizes the fact that transactions with related persons present a heightened risk of conflicts of interest (or the perception thereof). Our board of directors has adopted a written policy on transactions with related persons that is in conformity with the requirements for issuers having publicly held common stock that is listed on the Nasdaq. Under the policy, our legal department will be primarily responsible for developing and implementing processes and procedures to obtain information regarding related persons with respect to potential related person transactions and then determining, based on the facts and circumstances, whether such potential related person transactions do, in fact, constitute related person transactions requiring compliance with the policy. If the legal department determines that a transaction or relationship is a related person transaction requiring compliance with the policy, our General Counsel will be required to present to the audit committee of our board of directors all relevant facts and circumstances relating to the related person transaction. Our audit committee will be required to review the relevant facts and circumstances of each related person transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related person’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of our code of business conduct and ethics, and either approve or disapprove the related person transaction. If advance audit committee approval of a related person transaction requiring the audit committee’s approval is not feasible, then the transaction may be entered into by management upon prior approval of the transaction by the chair of the audit committee. Any such approval by the chair of the audit committee and the rationale for the approval must be reported to the audit committee at the audit committee’s next regularly scheduled meeting. If a transaction was not initially recognized as a related person transaction, then, upon such recognition, the transaction will be presented to the audit committee for ratification at the audit committee’s next regularly scheduled meeting; provided, that if the audit committee determines not to ratify the transaction the audit committee may direct additional actions, including immediate discontinuation or rescission of the transaction or modification of the transaction to make it acceptable for ratification. Our management will update the audit committee as to any material changes to any approved or ratified related person transaction and will provide a status report at least annually of all then-current related person transactions. No director will be permitted to participate in approval of a related person transaction for which that director is a related person.

PRINCIPAL STOCKHOLDERS

The following table sets forth information, to the extent known by us or ascertainable from public filings, with respect to the beneficial ownership of our common stock as of January 6, 2025 by:

•
each of our directors;
•
each of our named executive officers;
•
all of our directors and executive officers as a group; and
•
each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of any class of our outstanding common stock.

The beneficial ownership of shares of our common stock as of January 6, 2025 is based on (i) 106,662,107 shares of Class A common stock issued and outstanding, (ii) 76,586,618 shares of Class V-1 common stock issued and outstanding, and (iii) 404,309,196 shares of Class V-3 common stock issued and outstanding.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of, or to direct the disposition of, the security or has the right to acquire such powers within 60 days. Accordingly, shares of our common stock subject to equity awards or warrants that are currently exercisable or that the beneficial owner would have the right to acquire within 60 days of January 6, 2025 are considered outstanding and beneficially owned by the person holding the equity awards or warrants for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, we believe that the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable.

	Class A Common Stock		Class V-1 Common Stock		Class V-3 Common Stock		Class A, Class V-1 and Class V-3 Common Stock
Name of Beneficial Owner	Number of Shares	Percentage of Class	Number of Shares	Percentage of Class	Number of Shares	Percentage of Class	Number of Shares	Percentage Ownership
5% Holders:
Richard Cohen(1)	—	—	4,508,395	5.9%	207,335,807	51.3%	211,844,202	36.1%
David Ladensohn, individually and as trustee of certain Cohen family trusts(2)	—	—	1,459,149	1.9%	188,504,391	46.6%	189,963,540	32.3%
Janet L. Cohen, as trustee of certain Cohen family trusts(3)	—	—	520,835	*	165,419,975	40.9%	165,940,810	28.2%
The RBC 2021 4 Year GRAT(4)	—	—	2,292,405	3.0%	163,355,074	40.4%	165,647,479	28.2%
The RBC Millennium Trust(5)	—	—	—	—	151,561,831	37.5%	151,561,831	25.8%
Walmart Inc.(6)	15,000,000	14.1%	61,350,823	80.1%	—	—	76,350,823	13.0%
RJJRP Holdings, Inc.(7)	—	—	2,215,990	2.9%	41,549,600	10.3%	43,765,590	7.4%
SVF II SPAC Investment 3 (DE) LLC(8)	39,825,312	37.3%	—	—	—	—	39,825,312	6.8%
SVF Sponsor III (DE) LLC(9)	9,090,000	8.5%	—	—	—	—	9,090,000	1.5%
Baillie Gifford & Co.(10)	14,070,999	13.2%	—	—	—	—	14,070,999	2.4%
Directors
Richard Cohen(1)	—	—	4,508,395	5.9%	207,335,807	51.3%	211,844,202	36.1%
Rollin Ford(11)	22,507	*	—	—	—	—	22,507	*
Charles Kane(12)	79,507	*	634,353	*	—	—	713,860	*
Todd Krasnow(13)	84,507	*	1,090,608	1.4%	—	—	1,175,115	*
Vikas Parekh	—	—	—	—	—	—	—	—
Daniela Rus(14)	28,465	*	—	—	—	—	28,465	*
Merline Saintil(15)	78,586	*	—	—	—	—	78,586	*
Named Executive Officers
Carol Hibbard(16)	48,423	*	—	—	—	—	48,441	*
Thomas Ernst	—	—	250,000	*	—	—	250,000	*
William Boyd III(17)	43,772	*	489,353	*	—	—	533,125	*
Corey Dufresne(18)	20,460	*	500,000	*	—	—	520,460	*
George Dramalis	1,814	*	176,860	*			178,674	*
All current directors and executive officers as a group (16 individuals)(19)	634,961	*	2,891,174	3.8%	—	—	3,526,135	*

* Less than 1%.

(1)
Mr. Cohen may be deemed to beneficially own Class V-1 and Class V-3 common stock owned of record by (A) the RBC 2021 4 Year GRAT, for which he serves as sole trustee, (B) RJJRP Holdings, Inc., of which he is the president and chief executive officer, and (C) the Richard Cohen Revocable Trust, for which he serves as sole trustee. Mr. Cohen disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein. The address of Mr. Cohen is c/o Symbotic, 200 Research Drive, Wilmington, MA 01887.
(2)
Mr. Ladensohn is a long-time friend of Mr. Cohen and may be deemed to beneficially own Class V-1 and Class V-3 common stock owned of record by (A) the RBC Millennium Trust, for which he serves as co-trustee with Janet Cohen and may be deemed to have shared voting and investment power, (B) the Jill Cohen Mill Trust, for which he serves as co-trustee with Ms. Cohen and may be deemed to have shared voting and investment power, (C) the 2014 QSST F/B/O Rachel Cohen Kanter, for which he serves as sole trustee, and (D) the 2014 QSST F/B/O Perry Cohen, for which he serves as sole trustee. Mr. Ladensohn may also be deemed to beneficially own Class A common stock owned of record by (A) David Ladensohn Roth IRA, for which he may be deemed to have voting and investment power, (B) Ladensohn Family Investments, Ltd., of which he is a general partner and (C) the Eliza Ladensohn New Hampshire Trust, for which he serves as trustee. Mr. Ladensohn disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein. The address of Mr. Ladensohn is c/o Symbotic, 200 Research Drive, Wilmington, MA 01887.
(3)
Ms. Cohen is the wife of Mr. Cohen and may be deemed to beneficially own Class V-1 and Class V-3 common stock owned of record by (A) the RBC Millennium Trust, for which she serves as co-trustee with David Ladensohn and may be deemed to have shared voting and investment power, and (B) the Jill Cohen Mill Trust, for which she serves as co-trustee with David Ladensohn and may be deemed to have shared voting and investment power. Ms. Cohen disclaims beneficial ownership of such securities except to the extent of her pecuniary interest therein. The address of Ms. Cohen is c/o Symbotic, 200 Research Drive, Wilmington, MA 01887.
(4)
The address of the RBC 2021 4 Year GRAT is c/o Symbotic, 200 Research Drive, Wilmington, MA 01887.
(5)
The address of the RBC Millennium Trust is c/o Symbotic, 200 Research Drive, Wilmington, MA 01887.
(6)
The address of Walmart Inc. is 702 Southwest 8th Street, Bentonville, AR 72716.
(7)
The address of RJJRP Holdings, Inc. is c/o Symbotic, 200 Research Drive, Wilmington, MA 01887.
(8)
SVF II SPAC Investment 3 (DE) LLC is the record holder of 20,000,000 shares of Class A common stock. SB Northstar LP is the record holder of 2,000,000 shares of Class A common stock. SVF II Strategic Investments AIV LLC is the record holder of 17,825,312 shares of Class A common stock. SoftBank Group Corp., which is a publicly traded company listed on the Tokyo Stock Exchange, is the sole shareholder of SB Global Advisers Limited (“SBGA”), which has been appointed as manager and is exclusively responsible for making final decisions related to the acquisition, structuring, financing and disposal of SoftBank Vision Fund II-2 L.P.’s investments, including as held by SVF II SPAC Investment 3 (DE) LLC. SoftBank Vision Fund II-2 L.P. is the sole limited partner of SVF II Aggregator (Jersey) L.P., which is the sole member of SVF II Holdings (DE) LLC, which is the sole member of SVF II SPAC Investment 3 (DE) LLC. SoftBank is the parent company of SB Northstar GP, which is the general partner of SB Northstar LP. SoftBank is the parent company of SVF II Strategic Investments AIV LLC, which is the sole stockholder of Sunlight Investment Corp. The address of each of SVF II Strategic Investments AIV LLC and Sunlight Investment Corp. is 300 El Camino Real, Menlo Park, CA 94025. The registered address for SVF II SPAC Investment 3 (DE) LLC is c/o Corporation Service Company, 251 Little Falls Drive, Wilmington, DE 19808. The business address of SBGA is 69 Grosvenor Street, London W1K 3JP, England, United Kingdom.
(9)
SVF Sponsor is a wholly-owned subsidiary of SB Investment Advisers (US) Inc. (“SBIA US”). SBIA US is a Delaware corporation and an investment adviser registered with the SEC under the Investment Advisers Act of 1940, as amended. SVF Sponsor is exclusively responsible for making all decisions related to the acquisition, structuring, financing, and disposal of SVF Sponsor’s investments. Daniel Elefant and Jonathan Duckles are the directors of SVF Sponsor. Accordingly, each of the foregoing entities and individuals may be deemed to share beneficial ownership of the securities held of record by SVF Sponsor. Each of them disclaims any such beneficial ownership. The registered address of SVF Sponsor is c/o Corporation Service Company, 251 Little Falls Drive, Wilmington, DE 19808. The business address for SBIA US is 1 Circle Star Way, San Carlos, California 94070.
(10)
The information reported is based on a Schedule 13G/A filed with the SEC on November 5, 2024 by Baillie Gifford & Co. Baillie Gifford has sole voting power with respect to 6,869,446 shares, sole dispositive power with respect to 14,070,999 shares, shared voting power with respect to 0 shares and shared dispositive power with respect to 0 shares reported in the table. The address of Baillie Gifford is Calton Square, 1 Greenside Row, Edinburgh, EH1 3AN, Scotland, UK.

(11)
Consists of (i) 10,447 shares of Class A common stock held directly by Mr. Ford, (ii) 8,000 shares of Class A common stock held by the Rollin F. Ford Trust and (iii) 4,060 shares of Class A common stock that will be issuable upon the vesting of equity awards within 60 days of January 6, 2025. The address of Mr. Ford is c/o Symbotic, 200 Research Drive, Wilmington, MA 01887.
(12)
Consists of (i) 75,447 shares of Class A common stock and 634,353 shares of Class V-1 common stock held directly by Mr. Kane and (ii) 4,060 shares of Class A common stock that will be issuable upon the vesting of equity awards within 60 days of January 6, 2025. The address of Mr. Kane is c/o Symbotic, 200 Research Drive, Wilmington, MA 01887.
(13)
Consists of (i) 80,447 shares of Class A common stock and 1,090,608 shares of Class V-1 common stock that Mr. Krasnow may be deemed to beneficially own that are owned of record by (A) Mr. Krasnow directly, (B) The Krasnow Family 2019 Charitable Remainder Unitrust, for which he serves as trustee, (C) The Todd and Deborah Krasnow Charitable Remainder Unitrust, for which he serves as trustee, (D) The Todd and Deborah Krasnow Foundation, for which he is a director, and (E) Inlet View, Inc., of which he is the president and chief executive officer, and (ii) 4,060 shares of Class A common stock that will be issuable upon the vesting of equity awards within 60 days of January 6, 2025. Mr. Krasnow disclaims beneficial ownership of the securities not directly held by him except to the extent of his pecuniary interest therein. The address of Mr. Krasnow is c/o Symbotic, 200 Research Drive, Wilmington, MA 01887.
(14)
Consists of (i) 17,441 shares of Class A common stock held directly by Ms. Rus and (ii) 11,024 shares of Class A common stock that will be issuable upon the vesting of equity awards within 60 days of January 6, 2025. The address of Ms. Rus is c/o Symbotic, 200 Research Drive, Wilmington, MA 01887.
(15)
Consists of (i) 75,526 shares of Class A common stock held directly by Ms. Saintil and (ii) 4,060 shares of Class A common stock that will be issuable upon the vesting of equity awards within 60 days of January 6, 2025. The address of Ms. Saintil is c/o Symbotic, 200 Research Drive, Wilmington, MA 01887.
(16)
Consists of (i) 34,188 shares of Class A common stock held directly by Ms. Hibbard and (ii) 14,253 shares of Class A common stock that will be issuable upon the vesting of equity awards within 60 days of January 6, 2025. The address of Ms. Hibbard is c/o Symbotic, 200 Research Drive, Wilmington, MA 01887.
(17)
Consists of (i) 23,312 shares of Class A common stock and 489,353 shares of Class V-1 common stock held directly by Mr. Boyd and (ii) 20,460 shares of Class A common stock that will be issuable upon the vesting of equity awards within 60 days of January 6, 2025. The address of Mr. Boyd is c/o Symbotic, 200 Research Drive, Wilmington, MA 01887.
(18)
Consists of (i) 500,000 shares of Class V-1 common stock held directly by Mr. Dufresne and (ii) 20,460 shares of Class A common stock that will be issuable upon the vesting of equity awards within 60 days of January 6, 2025. The address of Mr. Dufresne is c/o Symbotic, 200 Research Drive, Wilmington, MA 01887.
(19)
See footnotes 11 through 19 above. Consists of (i) 459,183 shares of Class A common stock and 2,891,174 shares of Class V-1 common stock held directly or indirectly by the directors and executive officers and (ii) 175,778 shares of Class A common stock that will be issuable upon the vesting of equity awards within 60 days of January 6, 2025.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Our officers and directors and greater than ten percent beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on our review of the copies of such reports furnished to us and written representations from our executive officers and directors, during and with respect to the fiscal year ended September 28, 2024, the following reports were not filed within the required period: two reports for David Ladensohn (regarding six transactions) and one report for each of Michael Dunn (regarding three transactions), Daniela Rus (regarding one transaction), Charles Kane (regarding one transaction), Todd Krasnow (regarding one transaction), Rollin Ford (regarding one transaction) and Merline Saintil (regarding one transaction).

REPORT OF THE AUDIT COMMITTEE

The members of the audit committee of the board of directors of Symbotic Inc. submit this report in connection with the committee’s review of the financial reports for the fiscal year ended September 28, 2024 as follows:

1.
The audit committee has reviewed and discussed with management the audited financial statements for Symbotic Inc. for the fiscal year ended September 28, 2024.
2.
The audit committee has discussed with representatives of Grant Thornton LLP the matters required to be discussed with the audit committee by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.
3.
The audit committee has received the written disclosures and the letter from the independent accountant required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

Based on the review and discussions referred to above, the audit committee recommended to our board of directors that the audited financial statements be included in Symbotic’s Annual Report on Form 10-K for the fiscal year ended September 28, 2024 for filing with the SEC.

The audit committee operates pursuant to a charter that was approved by our board of directors. A copy of the Audit Committee Charter is available on the corporate governance section of our investor relations website, available at ir.symbotic.com under the heading “Documents and Charters.”

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF SYMBOTIC INC.:
Charles Kane, Chairperson
Rollin Ford
Vikas Parekh

January 17, 2025

The information in the Report of the Audit Committee shall not be considered “soliciting material” or “filed” with the SEC, nor shall this information be incorporated by reference into any previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company incorporated it by specific reference.

HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our documents, including the 2024 Annual Report and proxy statement, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you upon written or oral request to Broadridge Financial Solutions, Inc. in writing at: Attn: Householding Department, 51 Mercedes Way, Edgewood, NY 11717; or by telephone: (866) 540-7095. If you want to receive separate copies of the proxy statement or the 2024 Annual Report in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

STOCKHOLDER PROPOSALS

Subject to the director nomination requirements described below, a stockholder who would like to have a proposal considered for inclusion in our proxy statement for our 2026 annual meeting must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by us no later than November 6, 2025. However, if the date of the 2026 annual meeting is changed by more than 30 days from the date of this year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2026 annual meeting. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to Symbotic Inc., 200 Research Drive, Wilmington, MA 01887, Attention: Corporate Secretary.

Subject to the director nomination notice requirements described below, the required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received not later than the close of business on the later of (A) the 90th day prior to such annual meeting or (B) the tenth day following the day on which public announcement of the date of such annual meeting was made. Assuming the 2026 annual meeting is not advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the Annual Meeting, for stockholder proposals to be brought before the 2026 annual meeting, the required notice must be received by our corporate secretary at our principal executive offices no earlier than November 6, 2025 and no later than December 6, 2025. Stockholder proposals and the required notice should be addressed to Symbotic Inc., 200 Research Drive, Wilmington, MA 01887, Attention: Corporate Secretary. To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than January 5, 2026.

If a stockholder wishes to propose a nomination of persons for election to our board of directors or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our bylaws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our corporate secretary of the stockholder’s intention to bring such business before the meeting.

Further, any stockholder proposal for a director nominee intended to be included in the proxy materials for the 2026 annual meeting pursuant to our “proxy access” bylaws must meet the requirements set forth in our bylaws and the materials required by our bylaws must be submitted as required by our bylaws. Among others, the required notice must be received by our corporate secretary at our principal executive offices not less than 120 days and not more than 150 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is more than 30 days earlier or delayed (other than as a result of adjournment or recess) by more than 60 days later than such anniversary date, or, if the first public disclosure of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the stockholder’s notice must be so received no earlier than the 150th day prior to the date of such annual meeting and not later than the later of (i) the 120th day prior to the date of such annual meeting and (ii) the tenth day following the day on which public disclosure of the date of such annual meeting is first made by. All such proxy access director nominations must satisfy the requirements set forth in our bylaws.

OTHER MATTERS

Our board of directors does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

Scan QR for digital voting Internet: Symbotic Inc. www.proxypush.com/SYM ••Cast your vote online ••Have your Proxy Card ready ••Follow the simple instructions to record your vote For Stockholders of record as of January 6, 2025 Thursday, March 6, 2025 10:00 AM, Eastern Time Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/SYM for more details. Phone: 1-866-649-0293 ••Use any touch-tone telephone ••Have your Proxy Card ready ••Follow the simple recorded instructions Mail: ••Mark, sign and date your Proxy Card ••Fold and return your Proxy Card in the postage-paid YOUR VOTE IS IMPORTANT! envelope provided PLEASE VOTE BY: 10:00 AM, Eastern Time, March 6, 2025. Virtual: You must register to attend the meeting online by 03/05/2025 5:00PM EST at www.proxydocs.com/SYM This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Corey Dufresne, William Boyd III, and Carol Hibbard (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Symbotic Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved

Symbotic Inc. Annual Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 3 AND 4 THE BOARD RECOMMENDS THAT AN ADVISORY VOTE ON THE COMPENSATION FOR NAMED EXECUTIVE OFFICERS BE HELD EVERY 1 YEAR. PROPOSAL 1. To elect seven directors nominated by the board of directors of Symbotic Inc., identified in the accompanying proxy statement, each to serve for a term of one year until the 2026 Annual Meeting of Stockholders, until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation, disqualification or removal: 1.01 Richard Cohen 1.02 Rollin Ford 1.03 Charles Kane 1.04 Todd Krasnow 1.05 Vikas Parekh 1.06 Daniela Rus 1.07 Merline Saintil 2. To approve an advisory vote on the frequency of a stockholder vote on our executive compensation. 3. To approve an advisory vote on the compensation paid to our named executive officers. 4. To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending September 27, 2025. 5. To transact any other business that may properly come before the meeting or any adjournment thereof. BOARD OF DIRECTORS YOUR VOTE RECOMMENDS FOR WITHHOLD FOR #P2# #P2# FOR #P3# #P3# FOR #P4# #P4# FOR #P5# #P5# FOR #P6# #P6# FOR #P7# #P7# FOR #P8# #P8# 1YR 2YR 3YR ABSTAIN 1 YEAR #P9# #P9# #P9# #P9# FOR AGAINST ABSTAIN FOR #P10# #P10# #P10# FOR #P11# #P11# #P11# You must register to attend the meeting online by 03/05/2025 5:00PM EST at www.proxydocs.com/SYM Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Signature (if held jointly)